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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Incyte Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 Incyte Corporation
Experimental Station
Route 141 & Henry Clay Road, Building E336
Wilmington, DE 19880
(302) 498-6700

April 8, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Incyte Corporation that will be held on Tuesday, May 19, 2009, at 10:00 a.m., Eastern Daylight Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801.

        The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. Your shares cannot be voted unless you sign, date and return the enclosed proxy, submit your proxy by telephone or the internet, or attend the Annual Meeting in person.

        A copy of the Company's 2008 Annual Report to Stockholders is also enclosed.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Richard U. De Schutter Chairman of the Board

 INCYTE CORPORATION

 Notice of Annual Meeting of Stockholders
to be held Tuesday, May 19, 2009

To the Stockholders of Incyte Corporation:

        The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the "Company"), will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, May 19, 2009, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

  1.
  To elect seven directors to serve until the 2010 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

  2.
  To consider and vote upon a proposal to amend the Company's 1991 Stock Plan to increase the number of shares available for issuance thereunder by 1,125,000 shares, from 29,350,000 shares to 30,475,000 shares;

  3.
  To consider and vote upon a proposal to amend the Company's 1993 Directors' Stock Option Plan to increase the number of shares available for issuance thereunder by 75,000 shares, from 1,500,000 shares to 1,575,000 shares;

  4.
  To consider and vote upon a proposal to amend the Company's 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 750,000 shares, from 4,600,000 shares to 5,350,000 shares;

  5.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2009; and

  6.
  To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

        Stockholders of record as of the close of business on March 27, 2009 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

        It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on page 2 of the attached Proxy Statement regarding your voting options. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Patricia A. Schreck Secretary

April 8, 2009

 INCYTE CORPORATION
Experimental Station
Route 141 & Henry Clay Road, Building E336
Wilmington, DE 19880

 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Incyte Corporation, a Delaware corporation ("we," "us," "our," "Incyte" or the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, May 19, 2009, at 10:00 a.m., Eastern Daylight Time, and any postponement or adjournment thereof.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 13, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2009.

The Proxy Statement and Annual Report are available at http://bnymellon.mobular.net/bnymellon/incy

        For information on how to obtain directions to attend the Annual Meeting, please see "Questions and Answers about the Proxy Materials and the Annual Meeting."

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

        Five proposals will be voted on at the Annual Meeting:

  •
  The election of directors;

  •
  The amendment of the Company's 1991 Stock Plan to increase the number of shares available for issuance;

  •
  The amendment of the Company's 1993 Directors' Stock Option Plan to increase the number of shares available for issuance;

  •
  The amendment of the Company's 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance; and

  •
  The ratification of the appointment of the independent registered public accounting firm for 2009.

What are the Board's recommendations?

        Our Board recommends that you vote:

  •
  "FOR" election of each of the nominated directors;

  •
  "FOR" the amendment of the Company's 1991 Stock Plan to increase the number of shares available for issuance;

  •
  "FOR" the amendment of the Company's 1993 Directors' Stock Option Plan to increase the number of shares available for issuance;

  •
  "FOR" the amendment of the Company's 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance; and

  •
  "FOR" ratification of the appointment of the independent registered public accounting firm for 2009.

Will there be any other items of business on the agenda?

        We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

        Stockholders of record at the close of business on March 27, 2009, the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our Common Stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the "stockholder of record." The Proxy Statement, Annual Report and proxy card have been sent directly to you by Incyte.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Proxy Statement and Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing.

How do I vote?

        You may vote using any of the following methods:

  •
  By Mail – Stockholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf "FOR" the election of the nominated directors, "FOR" the amendment of the Company's 1991 Stock Plan, "FOR" the amendment of the Company's 1993 Directors' Stock Option Plan, "FOR" the amendment of the Company's 1997 Employee Stock Purchase Plan and "FOR" the ratification of the independent registered public accounting firm for 2009. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

  •
  By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on each proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

  •
  By Internet – Stockholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

  •
  In Person at the Annual Meeting – Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. You may obtain directions to the Annual Meeting by contacting the Company's Investor Relations Department at (302) 498-6700. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

        You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

How are votes counted?

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For other items of business, you may vote "FOR," vote "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board of Directors, "FOR" the amendment of the Company's 1991 Stock Plan, "FOR" the amendment of the Company's 1993 Directors' Stock Option Plan, "FOR" the amendment of the Company's 1997 Employee Stock Purchase Plan, "FOR" ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What vote is required to approve each item?

        For Proposal 1, the election of directors, the seven persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. In addition to the voting requirements under Delaware law as to the election of directors, our Board has adopted a policy governing what will occur in the event that a director does not receive a majority of the votes cast. A majority of the votes cast means that the number of votes "FOR" the nominee exceeds the number of votes "WITHHELD." Abstentions and broker non-votes will not be counted to determine whether a nominee receives a majority of votes cast. Additional information concerning our policy for the election of directors is set forth under the heading "Corporate Governance—Majority Voting Policy."

        Each of Proposal 2, Proposal 3, Proposal 4 and Proposal 5 requires the affirmative "FOR" vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote. For each of Proposal 2, Proposal 3, Proposal 4 and Proposal 5, abstentions have the same effect as votes

"AGAINST" the matter. If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Is cumulative voting permitted for the election of directors?

        Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of Common Stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 97,339,849 shares of our Common Stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is "householding" and how does it affect me?

        We have adopted a process for mailing the Annual Report and Proxy Statement called "householding," which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

        If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, Delaware 19880 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

        If you are a beneficial owner, you may request additional copies of the Annual Report and Proxy Statement or you may request householding by notifying your broker, bank or nominee.

How are proxies solicited?

        Our employees, officers and directors may solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our Common Stock.

 PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Board of Directors proposes the election of seven directors of the Company to serve until the next annual meeting of stockholders and thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

        Our Bylaws provide that the Company shall not have fewer than one nor more than twelve directors, with the exact number of directors to be determined by the Board of Directors. The number of directors is currently fixed at seven.

        Names of the nominees and certain biographical information about them are set forth below:

Name	Age	Position with the Company	Director Since
Richard U. De Schutter	68	Chairman of the Board	2001
Barry M. Ariko	63	Director	2001
Julian C. Baker	42	Director	2001
Paul A. Brooke	63	Director	2001
Paul A. Friedman, M.D.	66	President and Chief Executive Officer and Director	2001
John F. Niblack, Ph.D.	70	Director	2006
Roy A. Whitfield	55	Director	1991

        Richard U. De Schutter has been Chairman of the Company's Board of Directors since 2004. He was Chairman and Chief Executive Officer of DuPont Pharmaceuticals Company, a drug manufacturer formerly based in Wilmington, Delaware, from July 2000 to October 2001. He served as Chief Administrative Officer of Pharmacia Corporation between April 2000 and July 2000. From January 1999 through March 2000, Mr. De Schutter served as Vice Chairman and Chief Administrative Officer of Monsanto Company. He served as Chief Executive Officer of G.D. Searle & Co. from April 1995 to December 1998. Mr. De Schutter is also a director of Ecolab, Inc., Smith & Nephew plc, Varian, Inc. and several privately held companies.

        Barry M. Ariko retired from Mirapoint, Inc. in November 2007, where he had served as its President and Chief Executive Officer since November 2003 and as its Chairman of the Board since December 2003. From April 2001 until September 2001, Mr. Ariko was Senior Vice President of Peregrine Systems, Inc., an infrastructure management software company, and from April 2001 until June 2002 was a member of its Board of Directors. From March 2000 until the acquisition of Extricity, Inc. by Peregrine in April 2001, Mr. Ariko served as Chairman of the Board, Chief Executive Officer and President of Extricity, an internet software provider. From March 1999 to January 2000, Mr. Ariko was a Senior Vice President of America Online, Inc., where he was responsible for the Netscape Enterprise Group. From August 1998 until the acquisition of Netscape Communications Corporation by America Online in March 1999, Mr. Ariko served as Executive Vice President and Chief Operating Officer of Netscape. From 1994 to August 1998, Mr. Ariko was Executive Vice President of Oracle Corporation. Mr. Ariko currently serves as a director of Autonomy Corporation plc and a privately held company.

        Julian C. Baker is a Managing Member of Baker Bros. Advisors, LLC, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker's firm manages Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which are focused on publicly traded life sciences companies. Mr. Baker's career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. He is also a director of Genomic Health, Inc., Neurogen Corporation and Trimeris, Inc.

        Paul A. Brooke has been Chairman of the Board of Directors of Alsius Corporation, a medical device company, since June 2007, and was the Chairman and Chief Executive Officer of a predecessor company from 2005 to June 2007. Mr. Brooke has been the Managing Member of PMSV Holdings, LLC, a private investment firm, since 1993. He has also served as a Senior Advisor to Morgan Stanley & Co. Incorporated since April 2000, and was a Venture Partner at MPM Capital, a venture capital firm specializing in the healthcare industry, from 1997 through 2006. From April 1999 through May 2000, Mr. Brooke served as a Managing Director at Tiger Management LLC. He was a Managing Director and the Global Head of Healthcare Research and Strategy at Morgan Stanley & Co. from 1983 to April 1999. Mr. Brooke is also a director of HLTH Corporation, ViroPharma Incorporated and several privately held companies.

        Paul A. Friedman, M.D. joined the Company as the Chief Executive Officer in November 2001 and has been President of the Company since May 2004. From 1998 until October 2001, Dr. Friedman served as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of DuPont Pharmaceuticals Company (formerly The DuPont Merck Pharmaceutical Company), from 1994 to 1998 he served as President of Research and Development of The DuPont Merck Pharmaceutical Company, and from 1991 to 1994 he served as Senior Vice President at Merck Research Laboratories. Prior to his work at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a Diplomate of the American Board of Internal Medicine and a Member of the American Society of Clinical Investigation.

        John F. Niblack, Ph.D. retired from Pfizer Inc. in September 2002, where he had served as its Vice Chairman since May 1999, and as a director since June 1997. From June 2000 to July 2002, he also served as President of Pfizer Global Research and Development. Dr. Niblack was Executive Vice President of Pfizer from 1993 to May 1999 and was responsible for Pfizer's Global Research and Development Division and Pharmaceutical Licensing and Development. Dr. Niblack held other various positions at Pfizer from 1967 to 1993.

        Roy A. Whitfield co-founded the Company and served as Chairman of the Board from November 2001 until June 2003. Mr. Whitfield served as Chief Executive Officer of the Company between June 1993 and November 2001, as President of the Company from June 1991 until January 1997, and as Treasurer of the Company between April 1991 and October 1995. From 1984 to 1989, he held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group's international consulting practice. He also serves as a director of Illumina, Inc., Nektar Therapeutics and several privately held companies.

The Board of Directors recommends a vote "FOR" election as director of the nominees set forth above.

Director Independence

        The Board of Directors has determined that, except for Dr. Friedman, each individual who currently serves as a member of the Board is, and each individual who served as a member of the Board in 2008 was, an "independent director" within the meaning of Rule 4200 of The NASDAQ Stock Market. Dr. Friedman is not considered independent as he is employed as our President and Chief Executive Officer. All of the nominees are members of the Board standing for re-election as directors. For Messrs. Ariko, Brooke, De Schutter and Niblack, the Board of Directors considered their relationship and transactions with the Company as directors and security holders of the Company. For Mr. Baker, the Board of Directors considered Mr. Baker's relationship and transactions with the Company as a director and security holder of the Company, and ordinary course transactions with another company for which Mr. Baker serves as a director. For Mr. Whitfield, the Board of Directors considered Mr. Whitfield's status as a director, security holder and former executive officer of the Company.

Board Meetings

        The Board of Directors held eight regularly scheduled meetings during 2008. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during his tenure in 2008.

        The independent directors meet in regularly scheduled executive sessions at in-person meetings of the Board of Directors without the participation of the President and Chief Executive Officer or other members of management. There were five regularly scheduled in-person meetings of the Board of Directors in 2008.

        All directors are expected to attend the Annual Meeting and, in 2008, all directors attended the annual meeting of stockholders.

Board Committees

        The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is "independent," as that term is defined by applicable listing standards of The NASDAQ Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees that can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the Investor Relations portion of our website. The Board has also appointed a Finance Committee and a Non-Management Stock Option Committee.

Audit Committee

        The current members of the Audit Committee are Barry M. Ariko (Chair), Richard U. De Schutter and Roy A. Whitfield. Mr. De Schutter joined the Audit Committee in February 2009, replacing Matthew W. Emmens, who served on the Audit Committee until his resignation from the Board of Directors in February 2009. The Audit Committee held five meetings during 2008. The Audit Committee's primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's financial statements, system of internal control over financial reporting, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm, review and pre-approve audit and permissible non-audit services, review the scope of the annual audit, monitor the independent registered public accounting firm's relationship with the Company, and meet with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes. The Board of Directors has determined that all three members of the Audit Committee are qualified as Audit Committee Financial Experts under the definition outlined by the Securities and Exchange Commission.

Compensation Committee

        The current members of the Compensation Committee are Paul A. Brooke (Chair), Barry M. Ariko, Julian C. Baker and Richard U. De Schutter. The Compensation Committee held seven meetings during 2008. The Compensation Committee's primary functions are to assist the Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to develop and monitor compensation arrangements for our executive officers, make recommendations to the independent members regarding compensation of our Chief Executive Officer, determine compensation for our other executive officers, determine stock-based compensation awards for our executive officers, and administer performance-based compensation plans such as our 1991 Stock Plan. The Compensation Committee also reviews and recommends directors' compensation to the full Board of Directors. The Compensation Committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties. Additional information concerning the Compensation Committee's processes and procedures for the consideration and determination of executive compensation is set forth under the heading "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The current members of the Nominating and Corporate Governance Committee are Richard U. De Schutter (Chair), Julian C. Baker and Paul A. Brooke. The Nominating and Corporate Governance Committee held two meetings during 2008. The Nominating and Corporate Governance Committee's primary functions are to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its committees, and monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to candidates for director proposed by stockholders, review the composition, functioning and effectiveness of the Board and its committees, develop and recommend to the Board of Directors codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board, and review and make recommendations to the Board of Directors regarding the succession plan relating to the Chief Executive Officer.

Finance Committee

        The current members of the Finance Committee are Paul A. Brooke (Chair), Julian C. Baker, Richard U. De Schutter, and Paul A. Friedman. The Finance Committee held fourteen meetings in 2008. The Finance Committee's primary function is to assist the Board of Directors in its oversight of the Company's strategic financing matters and, in that regard, to review and recommend matters related to the capital structure of the Company and, upon delegation by the Board of Directors, to exercise the powers of the Board of Directors that may be lawfully delegated to the Finance Committee in connection with the authorization, issuance and sale of debt or equity securities of the Company.

Non-Management Stock Option Committee

        Dr. Friedman currently serves as the Non-Management Stock Option Committee. The Non-Management Stock Option Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 1991 Stock Plan to eligible employees or consultants, other than to members of the Board of Directors, to individuals designated by the Board of Directors as "Section 16 officers," and to employees who hold the title of Senior Vice President or above. In addition, the Non-Management Stock Option Committee may not make any awards or grants to any one employee or consultant that total more than 50,000 shares of Common Stock in any calendar year.

Corporate Governance

Corporate Governance Guidelines

        The Board of Directors is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board. These

Guidelines can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the Investor Relations portion of our website.

        The Corporate Governance Guidelines provide, among other things, that:

  •
  a majority of the directors must be independent;

  •
  directors should offer to resign from the Board if they experience a change in their principal occupation;

  •
  directors should submit their resignations from the Board if they do not receive the votes of a majority of the shares voted in an uncontested election;

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  directors should advise the chair of the Nominating and Corporate Governance Committee before accepting an invitation to serve on more than four other public company boards (or, if a director is a chief executive officer of a public company, more than two other public company boards);

  •
  the Audit, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;

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  the Board and its committees may seek advice from outside advisors as appropriate;

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  the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and

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  the Nominating and Corporate Governance Committee periodically reviews the composition, functioning and effectiveness of the Board and its committees, and oversees the self-assessment of the Board and its committees.

Director Nomination

        The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

        The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of "independent director" under the rules of The NASDAQ Stock Market. The Nominating and Corporate Governance Committee believes it appropriate for certain key members of our management—currently, the President and Chief Executive Officer—to participate as members of the Board.

        Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender, promptly following their election or re-election as a director, irrevocable resignations that would be effective if the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are members of the Board standing for re-election as directors.

        A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

        Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:

      Secretary
      Incyte Corporation
      Experimental Station
      Route 141 & Henry Clay Road
      Building E336
      Wilmington, DE 19880

        You can obtain a copy of the full text of the Bylaw provision by writing to the Company's Secretary at the above address.

Majority Voting Policy

        Our Corporate Governance Guidelines include a majority voting policy for the election of directors. This policy states that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director must submit a resignation to the Board. In order to receive a majority of the votes cast, the number of shares voted "for" must exceed the number of votes to withhold authority and votes against, excluding abstentions. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding his or her resignation. The Nominating and Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Communications with the Board of Directors

        If you wish to communicate with the Board of Directors, you may send your communication in writing to:

      Secretary
      Incyte Corporation
      Experimental Station
      Route 141 & Henry Clay Road
      Building E336
      Wilmington, DE 19880

        You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

        The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Certain Relationships and Related Transactions

        It is the Company's policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company's Code of Business Conduct and Ethics and Board of Directors Code of Conduct and Ethics. The Company conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Company's Audit Committee or another independent body of the Board of Directors.

Compensation of Directors

        Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee. During 2008, Dr. Friedman was the Company's only employee director. For a description of the compensation arrangements with Dr. Friedman, see "Executive Compensation."

Cash Compensation

        Each non-employee director, other than the Chairman of the Board, receives a $25,000 annual retainer, payable quarterly, and prorated for such portion of the year that the director serves on the Board. Mr. De Schutter receives an annual retainer of $50,000 as Chairman of the Board. The chair of the Audit Committee receives an additional $15,000 annual retainer, and each other member of the Audit Committee receives an additional $7,500 annual retainer. The chair of the Compensation Committee receives an additional $12,000 annual retainer, and each other member of the Compensation Committee receives an additional $6,000 annual retainer. The chair of any other committee receives an additional $4,000 annual retainer, and each other member of such other committee receives an additional $2,000 annual retainer. All directors are reimbursed for their travel and out-of pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.

Equity Compensation

        In addition to cash compensation for services as a member of the Board, the non-employee directors also receive options to purchase shares of our Common Stock pursuant to the 1993 Directors' Stock Option Plan. Under the Directors' Option Plan, each new non-employee director appointed to the Board of Directors receives an initial stock option grant of 35,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. The option will vest as to 25% of the shares on the first anniversary of the date of the grant, with the remaining shares vesting monthly over the following three years. Pursuant to the Directors' Option Plan, following the conclusion of each annual meeting of stockholders, each non-employee director who will continue to serve as a member of the Board of Directors receives an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of these options will vest in full on the first anniversary of the date of the grant or, if earlier, the date of the next annual meeting of stockholders or upon a change in control. When a new non-employee director is appointed to the Board of Directors at a time other than at an annual meeting, the director will receive a pro rata portion of the automatic annual grant that will vest in full on the date of our next annual meeting of stockholders. In 2008, each non-employee director received their annual grant of an option to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

        The table below shows the compensation paid to each non-employee director for their service in 2008:

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Richard U. De Schutter	62,000	70,192	132,192
Barry M. Ariko	46,000	70,192	116,192
Julian C. Baker	35,000	70,192	105,192
Paul A. Brooke	43,000	70,192	113,192
Matthew W. Emmens(1)	32,500	83,622	116,122
John F. Niblack	25,000	83,622	108,622
Roy A. Whitfield	32,500	70,192	102,692

(1)
Matthew W. Emmens resigned from the Board of Directors effective February 4, 2009.

(2)
Amounts listed in this column represent the compensation expense of option awards recognized by the Company, before forfeitures, under Statement of Financial Accounting Standards No. 123 (revised 2004) (FAS 123R) for the 2008 fiscal year, rather than amounts paid to or realized by the named individual, and includes expense recognized for awards granted prior to 2008. Please refer to Note 11 to our consolidated financial statements in our 2008 Annual Report on Form 10-K for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by the Company. The grant date fair value of the options granted to each non-employee director during 2008 was $75,956.

(3)
The following table provides the number of shares of Common Stock subject to outstanding options held at December 31, 2008 for each director, as applicable:

Name	Number of Shares Underlying Unexercised Options
Richard U. De Schutter	147,084
Barry M. Ariko	140,834
Julian C. Baker	137,917
Paul A. Brooke	152,084
Matthew W. Emmens	75,000
John F. Niblack	75,000
Roy A. Whitfield	230,000

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

        The Compensation Committee of our Board of Directors believes that compensation of our executive officers should:

  •
  Encourage creation of stockholder value and achievement of strategic corporate objectives;

  •
  Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

  •
  Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, qualified personnel; and

  •
  Provide fair compensation consistent with internal compensation programs.

Implementing Our Objectives

        Role of Compensation Committee and Our Chief Executive Officer.    The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 1991 Stock Plan. The Compensation Committee evaluates the performance of our President and Chief Executive Officer (CEO) and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.

        Peer Group Benchmarking.    While the Compensation Committee did not use market benchmarks to determine executive compensation for 2008, the Committee reviewed market reference data to evaluate the competitiveness of our executive officers' compensation and to determine whether the total compensation paid to each of our named executive officers was reasonable in the aggregate.

        The Compensation Committee reviewed executive cash compensation against the SIRS® Executive Compensation Data, which was used because the Committee believes the SIRS data is more closely aligned with companies that we compete with for talent than other available surveys such as Radford. We use the SIRS data as reference data when establishing cash compensation for all of our employees. The SIRS data is available to companies that subscribe to the survey and was derived from the following companies:

Abbott Laboratories	Enzon Pharmaceuticals	Procter & Gamble Pharmaceuticals
Allergan	Exelixis	Purdue Pharma
Amgen	Forest Laboratories	Regeneron Pharmaceuticals
Amylin Pharmaceuticals	Genentech	Roche Molecular Systems
AstraZeneca	Genzyme	Roche Palo Alto
BioEnergy International	Gilead Sciences	Roche Pharmaceuticals
Biogen Idec	GlaxoSmithKline Pharmaceuticals	Sanofi Aventis
Bio-Rad Laboratories	Johnson & Johnson Biotechnology	Schering-Plough
Boehringer Ingelheim Pharmaceuticals	Johnson & Johnson Corporate	Sepracor
Bristol Myers Squibb	Johnson & Johnson Pharmaceuticals	Shire
Celgene	MedImmune	Solvay Pharmaceuticals
Cephalon	Medtronic	Teva Pharmaceutical USA
Cubist Pharmaceuticals	Merck	Verenium
CV Therapeutics	Millennium Pharmaceuticals	Vertex Pharmaceuticals
Eli Lilly	Novartis Pharmaceuticals	Wyeth Pharmaceuticals
Endo Pharmaceuticals	Pfizer

        The Compensation Committee noted that our executives' base salaries and targeted total cash compensation were below the median for the SIRS executives.

        The Compensation Committee also reviewed a peer group of 17 biotechnology and pharmaceutical companies, chosen based on the following characteristics: major labor and capital market competitors, broadly similar size in pre-tax loss and market capitalization value, and similar growth and performance potential. This group differed from the peer group used for 2007 primarily because of changes in our market capitalization and those of a number of the peer group companies from the prior year. To reduce expenses, the Compensation Committee did not use an independent executive compensation consultant in 2008 but, instead, requested our finance and human resources personnel to compile the data reviewed by the Committee; the data was similar to that generated in a prior year by the Committee's former independent compensation consultant. These companies are:

Alexion Pharmaceuticals	Dendreon	Regeneron Pharmaceuticals
Allos Therapeutics	Exelixis	Rigel Pharmaceuticals
Alnylam Pharmaceuticals	Human Genome Sciences	Seattle Genetics
ARIAD Pharmaceuticals	Intermune	Theravance
Array Biopharma	Onyx Pharmaceuticals	Vertex Pharmaceuticals
Cubist Pharmaceuticals	OSI Pharmaceuticals

        The Compensation Committee reviewed against the peer group data CEO total realized compensation and executive option grant metrics—share usage, potential dilution and shareholder value transfer. The Committee noted that our 2007 CEO total realized compensation, which includes actual salary and bonus plus the compensation expense of option and other stock awards under FAS 123R, was below the average and median for our peer group. The Committee also noted that our total potential dilution, measured as total equity awards outstanding for our company plus those available for future grant, divided by fully diluted shares outstanding, was above the peer group median and average but below the 75th percentile, that our three year shareholder value transfer rate, net of cancellations and forfeitures, was less than the peer group median and average, and that our annual share usage, based on equity grants as a percentage of total outstanding shares, net of cancellations and forfeitures, was less than the peer group average and slightly greater than the peer group median.

        Equity Grant Practices.    The exercise price of each stock option awarded to our executive officers under our 1991 Stock Plan is the closing price of our common stock on the date of grant, which for our annual stock option grants is the date of the regularly scheduled Compensation Committee meeting shortly after the end of each year at which equity awards for senior executives are determined. These meetings are scheduled in advance, and we do not coordinate the timing of equity award grants with the release of financial results or other material announcements by the Company. Under our 1991 Stock Plan, we may not reprice or replace options at lower exercise prices without stockholder approval.

        Tax Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers (excluding the chief financial officer). To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.

        Stock Ownership Guidelines.    We have not currently adopted stock ownership guidelines.

Key Elements of Executive Compensation

        Our executive officers' compensation currently includes three primary components: base salary, cash bonus, and equity-based incentive awards. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees.

        Base Salary.    Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base salaries for our executive officers are established based on the scope of their responsibilities, their performance, and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.

        In February 2008, the Compensation Committee set the 2008 base salaries for our executive officers. Base salary increased by 4% for 2008 for each of the five executive officers named in the table below entitled "Summary Compensation Table"; 4% was the average base salary increase for all of our employees. The Compensation Committee considered job performance, internal pay alignment and equity, and marketplace competitiveness in determining the base salaries. In January 2009, the Compensation Committee determined not to increase for 2009 the base salaries for our executive officers, as no base salary increases were being made for any of our employees.

        Incentive Compensation Plan.    Each year, we have established an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to align incentive awards for each participant based upon an evaluation of our achievement of corporate objectives, which are approved by our Board of Directors based on the recommendations of the Compensation Committee, as well as, in the case of individuals other than our CEO, the achievement of individual business objectives for a particular year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool to be used for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion in determining for each executive officer his or her bonus amount.

        Incentive awards for our executive officers were approved by the Compensation Committee and paid in 2009 pursuant to our 2008 incentive compensation plan. Each of our executive officers other than our CEO had a funding target under the plan of 50% of his or her annual base salary for the 2008 fiscal year, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate performance, as well as the executive officer's performance of certain individual goals that are predetermined by our CEO. Our CEO had a funding target under the plan of 75%, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Target incentive award amounts for each participant were based on the participant's potential impact on our operating and financial results and on market competitive pay practices. Individual performance goals were established for eligible employees other than our CEO, and evaluations were based upon whether the employee met, exceeded or did not meet each established goal. Under our incentive compensation plan, the percentage of potential incentive awards attributable to the achievement of individual goals decreases as seniority increases, with a greater proportion of the potential incentive awards for executive officers being based upon achievement of corporate performance objectives.

While executive officers other than our CEO have individual performance objectives that are evaluated by our CEO, the outcome of those objectives did not affect awards under our 2008 incentive compensation plan to those officers, and the award amounts were based solely on achievement of the corporate performance objectives.

        Corporate performance objectives for 2008 were based on achievement of drug discovery and development objectives, representing 85% of the overall objectives; achievement of business development objectives, representing 7.5% of the overall objectives; and finance objectives, representing 7.5% of the overall objectives. Threshold, target and outperform achievement levels were defined for each corporate objective, resulting in payouts ranging from 0% to 150% for each objective depending on achievement of such performance levels, with bonus opportunities enabling payouts of up to an additional 25%. At the time the corporate performance objectives for 2008 were set, the Committee and management believed that achievement of the target levels of performance would be difficult and challenging, perhaps even more so than those for 2007, but achievable with significant effort and skill, favorable preclinical study and clinical trial results, and favorable FDA meeting outcomes.

        In January 2009, the Compensation Committee evaluated the achievement of the 2008 corporate performance objectives and determined that incentive awards under our 2008 incentive compensation plan should be based upon achievement of 97.5% of the target level of corporate performance objectives. Of our discovery and development objectives, we achieved the IND filings objective, which had a target payout of 5%, at the 7.5% level, as we made four specified IND filings in 2008, including filing the IND for our JAK inhibitor compound INCB 28050 before June 30, 2008. We achieved the other discovery objectives, which had a target payout of 5% and related primarily to the identification of lead and backup compounds for our various programs, at the 7.5% level. We achieved our objectives for our JAK inhibitor program, which had a target payout of 57.5%, at the 52.5% level. The objectives for our JAK inhibitor program related to the timing of submission and approval of our special protocol assessment and initiation of a registration study for our lead JAK inhibitor for myelofibrosis and the achievement of specified outcomes in clinical trials for our JAK inhibitor compounds in other cancer indications and inflammation. We achieved objectives relating to our other drug candidate programs, which had a target payout of 17.5%, at the 22.5% level. Our finance objectives were met at the target level, resulting in a payout of 7.5%, and our business development objectives, which had a target payout of 7.5%, were not achieved. The incentive award amounts paid to our CEO and our other executive officers for 2008 were based on the achievement of the predetermined corporate objectives at the 97.5% level.

        In March 2009, we established corporate objectives for our 2009 incentive compensation plan. Corporate performance objectives for 2009 are based on achievement of drug discovery objectives, representing 10% of the overall objectives, drug development objectives, representing 47.5% of the overall objectives, commercial objectives, representing 7.5% of the overall objectives, finance objectives, representing 10% of the overall objectives, and business development objectives, representing 25% of the overall objectives. Threshold, target and outperform achievement levels were defined for each corporate objective and, depending on the achievement of those performance levels, payouts ranging from 0% to 150% may be made, with bonus opportunities enabling payouts of up to an additional 25%. The Committee and management believe that achievement of the target levels of performance will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results, favorable FDA meeting outcomes, acceptable financial market conditions, and successful outcomes from discussions with potential collaboration partners.

        Equity-Based Incentive Awards.    The Compensation Committee administers equity-based incentive awards, such as stock option grants, that are made to our executive officers under our 1991 Stock Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of our stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, although these awards may be granted at other times in recognition of exceptional achievements. As is the case when the amounts of base salary and initial equity awards are determined, the Compensation Committee conducts a review of all components of an executive officer's compensation when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.

        The Compensation Committee approved grants of stock options to our executive officers in January 2009 in connection with the Compensation Committee's evaluation of our 2008 performance, and granted options in the same amounts as were granted to such officers in February 2008 for 2007 performance. These amounts were based on previously determined stock grant guidelines for all employees, and took into consideration the market reference data described above. The Compensation Committee also approved the total number of options to be awarded to all employees of the Company in connection with this annual review of stock option grants and reviewed the relative levels of grants to executive officers in relation to grants to non-executive officer employees.

        Under our 1991 Stock Plan, we may grant restricted stock or restricted stock unit awards. In 2008, the Compensation Committee did not grant restricted stock or restricted stock units to any of our executive officers. The Compensation Committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable, but the 1991 Stock Plan contains a limit on the total amount that may be awarded.

        Termination Based Compensation Under Employment Agreements and Offer Letters.    Our executive officers are parties to employment agreements and offer letters, as described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." We have no current plans to make changes to any employment agreements or offer letters, except as required by law or as required to clarify the benefits to which our executive officers are entitled. In December 2008, we amended these employment agreements primarily to make changes necessary to comply with Section 409A of the Internal Revenue Code.

        These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under the circumstances described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In general, the employment agreements provide for severance benefits if an officer's employment is terminated within 24 months following a change in control. These agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.

        Other Compensation.    All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees a competitive total compensation package that enables us to attract and retain qualified personnel.

Compensation Committee Report

This report shall not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee
Paul A. Brooke Barry M. Ariko Julian C. Baker Richard U. De Schutter

Named Executive Officers

        The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including Paul A. Friedman as President and Chief Executive Officer, David C. Hastings as Executive Vice President and Chief Financial Officer, and the three most highly compensated of our executive officers who were serving as executive officers at the end of 2008, which in 2008 were Brian W. Metcalf, Patricia A. Schreck and Paula J. Swain.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)

Paul A. Friedman	2008	587,933	1,013,420	431,842	11,189		2,044,384

President and Chief	2007	565,320	851,543	613,267	7,076		2,037,206

Executive Officer	2006	543,577	874,450	393,120	6,909		1,818,056

David C. Hastings	2008	311,723	501,572	152,642	3,471		969,408

Executive Vice President and	2007	299,734	395,771	216,770	3,449		915,724

Chief Financial Officer	2006	288,206	400,541	138,955	3,428		831,130

Brian W. Metcalf	2008	397,789	493,781	194,786	41,750	(4)	1,128,106

Executive Vice President and	2007	383,325	377,412	276,620	41,638	(5)	1,078,995

Chief Drug Discovery Scientist	2006	350,010	348,639	180,797	48,643	(6)	928,089

Patricia A. Schreck	2008	278,960	499,447	136,599	4,180		919,186

Executive Vice President	2007	268,231	404,582	193,987	3,601		870,401

and General Counsel	2006	257,914	407,266	124,351	3,574		793,105

Paula J. Swain	2008	309,385	497,791	151,498	3,714		962,388

Executive Vice President,	2007	297,486	381,273	215,145	3,444		897,348

Human Resources	2006	286,044	355,822	137,913	3,424		783,203

(1)
Amounts listed in this column represent the compensation expense of option awards recognized by the Company, before forfeitures, under FAS 123R for the corresponding fiscal year, rather than amounts paid to or realized by the named individual, and includes expense recognized in the corresponding fiscal year for awards granted prior to such year. Please refer to Note 11 to our consolidated financial statements in our Annual Reports on Form 10-K for each of the years ended December 31, 2008, 2007 and 2006 for the underlying assumptions for this expense. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the compensation expense recognized by the Company.

(2)
Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of years 2008, 2007 and 2006. These amounts are not reported in the Bonus column because the award is tied to corporate performance goals.

(3)
Except for Dr. Metcalf, represents payments made for group term life insurance and $3,000 in matching contributions under our 401(k) plan.

(4)
Includes (i) a $36,000 housing allowance, (ii) $2,750 for payments made for group term life insurance and (iii) $3,000 in matching contributions under our 401(k) plan.

(5)
Includes (i) a $36,000 housing allowance, (ii) $2,638 for payments made for group term life insurance and (iii) $3,000 in matching contributions under our 401(k) plan.

(6)
Includes (i) a $27,000 housing allowance, (ii) $16,667 for forgiveness of an interest-free loan from the Company to be used for financing Dr. Metcalf's residence in California, (iii) $1,976 for payments made for group term life insurance and (iv) $3,000 in matching contributions under our 401(k) plan.

2008 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)
							Grant Date Fair Value of Stock and Option Awards ($)
						Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Paul A. Friedman	—	332,186	442,915	775,102

	2/8/2008				200,000	11.98	1,051,308

David C. Hastings	—	117,417	156,556	273,974

	2/8/2008				100,000	11.98	525,655

Brian W. Metcalf	—	149,836	199,781	349,617

	2/8/2008				100,000	11.98	525,655

Patricia A. Schreck	—	105,076	140,102	245,178

	2/8/2008				100,000	11.98	525,655

Paula J. Swain	—	116,537	155,382	271,919

	2/8/2008				100,000	11.98	525,655

(1)
The target incentive amounts shown in this column reflect our annual incentive plan awards originally provided under the annual incentive compensation plan for 2008 and represent the pre-established target awards as a percentage of base salary for the 2008 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual's performance during the period. For additional information, please refer to the Compensation Discussion and Analysis section. Actual 2008 annual incentive compensation plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
The threshold illustrates the smallest payout that can be made if all of the pre-established performance objectives are achieved at the minimum achievement level. Actual awards may be more or less than these amounts and are at the discretion of the Compensation Committee. The target is the payout that can be made if the pre-established performance objectives have been achieved at the target achievement level. The maximum is the greatest payout that can be made if the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels.

(3)
Options listed in this column become exercisable as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following two years, and have a term of seven years.

Salary

        The annual salaries of the named executive officers are reflected under the Salary column of the Summary Compensation Table. The Compensation Committee reviews salaries on an annual basis, and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in comparable company pay levels. In February 2008, the Compensation Committee set the 2008 base salaries for our executive officers. Salary compensation is discussed in greater detail under the heading "Compensation Discussion and Analysis."

Incentive Compensation

        All named executive officers received a bonus for the 2008 fiscal year under our discretionary 2008 annual incentive compensation plan. This bonus is reflected under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table because the bonus is tied to the corporate performance of the Company. The plan established cash incentive awards for all of our eligible employees for 2008, and was designed to align incentive awards for each participant's individual performance with our corporate goals. Incentive awards for our executive officers were approved by the Compensation

Committee and paid in March 2009 pursuant to this plan. Our executive officers each had a funding target under the plan, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance, as well as each executive officer's individual performance. The range of the 2008 awards at the time of establishment of the plan is set forth under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column to the Grants of Plan-Based Awards Table. Actual incentive award amounts paid to named executive officers for 2008 pursuant to this plan were based on the achievement of corporate goals that were predetermined by the Compensation Committee and individual performance, as described in greater detail under the heading "Compensation Discussion and Analysis," and is disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Stock Option Awards

        In 2008, all named executive officers received grants of options to purchase Common Stock. The numbers and grant date fair values of these awards under FAS 123R are set forth in the Grant of Plan-Based Awards Table. The exercise price for options awarded in 2008 was the fair market value of our Common Stock on the grant date. Although these awards will generally vest and become exercisable as to one-third of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following two years, the amounts disclosed in the Option Awards column of the Summary Compensation Table for 2008 reflects the portion of these awards expensed by the Company, before forfeitures, in the 2008 fiscal year under FAS 123R. The balance of the amount set forth in the Option Awards column for 2008 is attributable to the amounts expensed by the Company in the 2008 fiscal year for outstanding stock option awards from previous years under FAS 123R.

        The amounts, if any, actually realized by the named executive officers for the 2008 awards will vary depending on the vesting of the award and the price of our Common Stock in relation to the exercise price at the time of exercise. Detail regarding the number of exercisable and unexercisable options held by each named executive officer at year-end is set forth in the Outstanding Equity Awards at Fiscal Year-End Table below.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Paul A. Friedman

        In November 2001, and in connection with his appointment as Chief Executive Officer, we entered into an employment agreement with Paul A. Friedman which provides for certain payments and benefits in the event of termination of Dr. Friedman's employment with the Company. In December 2008, we amended Dr. Friedman's employment agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and to provide that any severance payments payable under the employment agreement will be paid in a lump sum payment.

        Termination Without Good Reason Prior to a Change in Control.    If Dr. Friedman terminates his employment with the Company without "good reason" (which generally includes the assignment of duties substantially and materially inconsistent with Dr. Friedman's position or other diminishment in position, requiring him to be based at any location outside of the East Coast, a reduction in salary, bonus or adverse change in benefits, or a breach by the Company of the terms of his employment arrangement) prior to a "change in control" (discussed below under the heading "Termination in Connection with a Change in Control Without Cause or for Good Reason"), we will pay Dr. Friedman, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.

        Termination Without Good Reason in Connection with a Change in Control.    If Dr. Friedman terminates his employment with the Company without "good reason" following a "change in control," we will pay Dr. Friedman, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the termination date in the current fiscal year.

        Termination Without Cause or for Good Reason Not in Connection with a Change in Control.    If, at any time other than the two year period following a "change in control," Dr. Friedman's employment is terminated by the Company without cause or by him for good reason, the agreement provides that we will pay Dr. Friedman, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the termination date in the current fiscal year. In addition, we will pay him an amount equal to the sum of his annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The cash payment will be paid in a lump sum payment within 30 days following his termination. This agreement also provides that Dr. Friedman's stock options will vest as to the amount that would have vested had he continued to work for the Company for an additional twelve months. In addition, the agreement provides for the payment of COBRA premiums by the Company for Dr. Friedman and his family for up to 12 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

        Termination in Connection with a Change in Control Without Cause or for Good Reason.    In the event that Dr. Friedman's employment is terminated within 24 months following a "change in control" (a change in control generally includes a significant change in the composition of the Board of Directors, the acquisition by any person or entity of greater than 50% of the combined voting power of the Company's outstanding securities, the approval of a liquidation or dissolution of the Company, or the sale or disposition of all or substantially all of the Company's assets or similar transaction) either by the Company without cause or by Dr. Friedman for good reason (which in the case of a change in control includes requiring Dr. Friedman to be based at any location more than 35 miles from the office or location where he was based prior to the change in control), we will pay Dr. Friedman, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the termination date in the current fiscal year. In addition, we will pay him an amount equal to three times the sum of his current annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The cash payment will be paid in a lump sum payment within 30 days following his termination. The agreement also provides that in the event of such a termination, all of Dr. Friedman's unvested restricted stock units and unvested stock options will vest in full, and all stock options will be exercisable for 12 months following his termination. In addition, the agreement provides for the continuation of benefits for Dr. Friedman and his family for up to 36 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

        Other Covenants.    Under the agreement, Dr. Friedman is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Dr. Friedman must forfeit all of his unvested restricted stock units and the gain or income realized from units vesting within 24 months prior to the breach.

Agreements with other Named Executive Officers

        In November 2003, our Board of Directors approved a form of employment agreement for Executive Vice Presidents, including Brian W. Metcalf, David C. Hastings, Patricia A. Schreck and Paula J. Swain, and certain of our other executive officers. The form of employment agreement for the Executive Vice Presidents was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

        This form of employment agreement provides that in the event of an "involuntary termination" of the executive's employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive's position or other diminishment in position, requiring the executive to be based at any location outside more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by the Company of the terms of the executive's employment arrangement), we will pay the executive an amount equal to the sum of the executive's current annual base salary and the greater of (1) the executive's current target bonus or (2) the executive's bonus amount for the preceding fiscal year. A "change in control" generally includes a significant change in the composition of the Board of Directors, the acquisition by any person or entity of greater than 50% of the combined voting power of the Company's outstanding securities, the approval of a liquidation or dissolution of the Company, or the sale or disposition of all or substantially all of the Company's assets or similar transaction. We will also pay the executive a pro rata portion of the executive's target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive's termination. The agreement also provides that in the event of such a termination, all of the executive's unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive's termination. In addition, the agreement provides for the reimbursement of COBRA premiums by the Company for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by the Company for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

        Brian W. Metcalf.    In connection with his employment in February 2002, Brian W. Metcalf received a loan from the Company for the purpose of financing his residence in California. On February 6, 2003, 25% of the outstanding principal balance was forgiven, and 1/48 of the original principal amount was forgiven on the last day of each month thereafter, through February 6, 2006.

        David C. Hastings.    In September 2003, in connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Hastings received an offer letter that provides that if his employment is terminated other than for cause, we will pay him an amount equal to the sum of his current annual base salary and his current target bonus, as well as amounts with respect to any other accrued amounts under other of the Company's benefits arrangements. We will also pay the cost of COBRA premiums for one year, or until he becomes eligible for medical insurance with another employer.

Potential Payments Upon Termination without a Change in Control

        The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer by the Company without cause, or by the executive for good reason, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2008.

Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)		Total ($)

Paul A. Friedman
• Termination without cause or for good reason	1,646,736	18,799	—	105,648	(3)	1,771,183

David C. Hastings
• Termination without cause	469,669	18,799	—	12,946		501,414

(1)
The exercise price for equity awards for which vesting would have accelerated as a result of termination of employment did not exceed the closing price of our common stock on December 31, 2008.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(3)
Includes an estimated $50,000 for outplacement services.

Potential Payments Upon Termination in Connection with a Change in Control

        The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2008.

Termination		Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(2)	Other ($)(3)		Total ($)

Paul A. Friedman
•	Termination without good reason	442,915	—	—	55,648		498,563
•	Termination without cause or for good reason	4,054,378	59,310	—	105,648	(4)	4,219,336

David C. Hastings
•	Termination without cause or for good reason(1)	686,439	21,169	—	12,946		720,554

Brian W. Metcalf
•	Termination without cause or for good reason(1)	875,962	14,419	—	27,662		918,043

Patricia A. Schreck
•	Termination without cause or for good reason(1)	614,293	21,137	—	32,601		668,031

Paula J. Swain
•	Termination without cause or for good reason(1)	681,291	21,166	—	11,654		714,111

(1)
Includes constructive termination following a change in control. See the section entitled "Agreements with other Named Executive Officers" above.

(2)
The exercise price for equity awards for which vesting would have accelerated as a result of termination of employment did not exceed the closing price of our common stock on December 31, 2008.

(3)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(4)
Includes an estimated $50,000 for outplacement services.

2008 Outstanding Equity Awards At Fiscal Year-End

	Option Awards(1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Options (#) Un-Exercisable		Option Exercise Price ($)	Option Expiration Date

Paul A. Friedman	400,000		—		$16.19	11/26/2011
	225,000		—		$5.97	11/7/2012
	220,000		—		$8.64	2/27/2014
	234,999	(2)	5,001	(3)	$8.99	1/18/2015
	145,833		54,167		$5.46	1/13/2016
	122,221		77,779	(4)	$7.09	2/12/2014
	—		200,000	(4)	$11.98	2/8/2015

David C. Hastings	160,000		—		$5.12	10/14/2013
	10,000		—		$8.19	2/13/2014
	107,708		2,292		$8.99	1/18/2015
	72,916		27,084		$5.46	1/13/2016
	61,110		38,890	(4)	$7.09	2/12/2014
	—		100,000	(4)	$11.98	2/8/2015

Brian W. Metcalf	160,000		—		$11.06	2/27/2012
	100,000		—		$5.97	11/7/2012
	67,000		—		$8.19	2/13/2014
	88,125		1,875		$8.99	1/18/2015
	72,916		27,084		$5.46	1/13/2016
	61,110		38,890	(4)	$7.09	2/12/2014
	—		100,000	(4)	$11.98	2/8/2015

Patricia A. Schreck	160,000		—		$6.15	12/8/2013
	102,812		2,188		$8.99	1/18/2015
	72,916		27,084		$5.46	1/13/2016
	61,110		38,890	(4)	$7.09	2/12/2014
	—		100,000	(4)	$11.98	2/8/2015

Paula J. Swain	75,000		—		$13.80	2/4/2012
	30,000		—		$6.27	8/15/2012
	75,000		—		$5.97	11/7/2012
	55,000		—		$8.19	2/13/2014
	97,916		2,084		$8.99	1/18/2015
	72,916		27,084		$5.46	1/13/2016
	61,110		38,890	(4)	$7.09	2/12/2014
	—		100,000	(4)	$11.98	2/8/2015

(1)
Except as otherwise noted in notes (2), (3) and (4), all options listed in this table become exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years. Except as otherwise noted, the options have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2)
Includes 39,166 shares of Common Stock subject to an option that will become exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years. Vesting of such option will accelerate in full upon death or disability or upon the last to occur of (i) retirement as an employee of the Company or (ii) resignation as a member of the Board of Directors (including failure to be re-elected as a result of failure to stand for re-election) and in the event of such acceleration the option will not expire until three years after the date of such death, disability, retirement or resignation.

(3)
Includes 834 shares of Common Stock subject to an option that will become exercisable as to 25% of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years. Vesting of such option will accelerate in full upon death or disability or upon the last to occur of (i) retirement as an employee of the Company or (ii) resignation as a member of the Board of Directors (including failure to be re-elected as a result of failure to stand for re-election) and in the event of such acceleration the option will not expire until three years after the date of such death, disability, retirement or resignation.

(4)
Option becomes exercisable as to one-third of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably thereafter over the following two years. Option has term of seven years, subject to earlier termination in certain events relating to termination of employment. Vesting of the option is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Equity Compensation Plan Information

        The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2008, including the 1991 Stock Plan, the Directors' Stock Option Plan and the 1997 Employee Stock Purchase Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,982,476	$8.67	6,336,202	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	14,982,476	$8.67	6,336,202

(1)
Includes 945,735 shares available for issuance under the 1997 Employee Stock Purchase Plan, 192,081 shares available for issuance under the Directors' Stock Option Plan and 5,198,386 shares available for issuance under the 1991 Stock Plan.

        As of March 16, 2009, the Company had outstanding options to purchase an aggregate of 17,854,945 shares of Common Stock under the 1991 Stock Plan and the Directors' Stock Option Plan at a weighted average exercise price of $7.76 and with a weighted average remaining contractual term of 5.59 years, and had 2,517,998 shares of Common Stock available for future issuance under these plans (or 3,717,998 shares including the 1,200,000 additional shares subject to stockholder approval at the Annual Meeting). With respect to the shares available for future issuance, the 1991 Stock Plan was amended in April 2008 to provide that no more than 200,000 shares may be issued pursuant to sales or awards other than upon exercise of options or other than pursuant to sales at purchase prices at least equal to the fair market value of the shares sold. The Company had no restricted stock or other full value awards outstanding as of March 16, 2009.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors is composed of three directors, each of whom qualifies as "independent" under the current listing requirements of The NASDAQ Stock Market. The current members of the Audit Committee are Barry M. Ariko, Richard U. De Schutter and Roy A. Whitfield. The Audit Committee acts pursuant to a written charter that was originally adopted by the Board of Directors in June 2000 and was most recently amended in January 2009.

        In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company's internal control over financial reporting. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company's internal control over financial reporting.

        Within this framework, the Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2008 and the Company's internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee
Barry M. Ariko Richard U. De Schutter Roy A. Whitfield

 PROPOSAL 2

PROPOSAL TO AMEND THE 1991 STOCK PLAN

        In March 2009, the Board of Directors approved an amendment to the Company's 1991 Stock Plan, subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the principal features of the 1991 Stock Plan is qualified by reference to the terms of the 1991 Stock Plan, a copy of which is available without charge upon stockholder request to Secretary, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, Delaware 19880. The 1991 Stock Plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC's web site at http://www.sec.gov.

Description of Amendment

        The amendment to the 1991 Stock Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock available for issuance under the 1991 Stock Plan by 1,125,000 shares, from 29,350,000 shares to 30,475,000 shares.

1991 Stock Plan

        The 1991 Stock Plan was initially adopted by the Board of Directors in November 1991 and first approved by our stockholders in December 1991. It was amended and restated by the Board of Directors in February 2001, and our stockholders approved the amended and restated 1991 Stock Plan in June 2001. It was last amended by the Board of Directors in March 2009.

        The purpose of the 1991 Stock Plan is to assist the Company in the recruitment, retention and motivation of employees and of independent contractors who are in a position to make material contributions to the Company's progress. The 1991 Stock Plan offers a significant incentive to the employees and independent contractors of the Company by enabling such individuals to acquire shares of Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

        The 1991 Stock Plan provides for the direct award or sale of shares of Common Stock (including restricted stock) and for the grant of both incentive stock options (ISO) to purchase Common Stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the Code), and nonstatutory stock options (NSO) to purchase Common Stock that do not qualify for such treatment under the Code. All employees (including officers) of the Company or any subsidiary and any independent contractor who performs services for the Company or a subsidiary are eligible to purchase shares of Common Stock and to receive awards of shares or grants of NSOs. Only employees are eligible to receive grants of ISOs. Non-employee directors are not eligible to receive awards under the 1991 Stock Plan. As of December 31, 2008, 211 employees were eligible to be considered for the grant of options or for the direct award or sale of shares of Common Stock under the 1991 Stock Plan. Options to purchase more than 800,000 shares may not be granted in a single calendar year to any participant in the 1991 Stock Plan.

        The 1991 Stock Plan also permits the award of shares of Common Stock pursuant to restricted stock units, which represent our promise to issue an equivalent number of shares of Common Stock, or distribute cash, when the units vest or at a later settlement date.

        A total of 29,350,000 shares of Common Stock currently are reserved for issuance under the 1991 Stock Plan. If any option granted under the 1991 Stock Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of March 16, 2009, the Company had outstanding options to purchase an aggregate of 17,058,693 shares of Common Stock (exercise prices ranging from $2.67 to $35.00 per share, with a weighted average per share exercise price of $7.73) under the 1991 Stock Plan, and had 2,294,250 shares of Common Stock available for future issuance under the 1991 Stock Plan (or 3,419,250 shares of Common Stock including the 1,125,000 shares subject to stockholder approval at the Annual Meeting). Of the shares available for future issuance, the 1991 Stock Plan was amended in April 2008 to provide that no more than 200,000 shares may be issued pursuant to sales or awards other than upon exercise of options or other than pursuant to sales at purchase prices at least equal to the fair market value of the shares sold.

Administration

        The 1991 Stock Plan is administered by the Compensation Committee. Subject to the limitations set forth in the 1991 Stock Plan, the Compensation Committee has the authority to determine, among other things, to whom options will be granted and shares or restricted stock units will be issued, the number of shares, the term during which an option may be exercised and the rate at which the options may be exercised and the shares or restricted stock units may vest. The Board of Directors has created a secondary committee, the Non-Management Stock Option Committee, which is authorized to make grants and awards under the 1991 Stock Plan to eligible individuals other than members of the Board, the "Section 16 officers," and employees with the title of Senior Vice President or above.

Terms of Options, Shares Offered for Sale and Restricted Stock Units

        The maximum term of each option that may be granted under the 1991 Stock Plan is ten years, except as may otherwise be provided in an option agreement. Stock options granted under the 1991 Stock Plan must be exercised by the optionee before the earlier of the expiration of such option or the date 90 days after termination of the optionee's employment, except that the period may be extended on certain events including death and termination of employment due to disability.

        The exercise price under each option will be established by the Compensation Committee subject to limitations set forth in the 1991 Stock Plan. The exercise price of ISOs and NSOs cannot be lower than the fair market value of our Common Stock on the date of grant. On March 31, 2009, the closing price for our Common Stock on The NASDAQ Global Market was $2.34. The exercise price must be paid in full at the time of exercise. Under the 1991 Stock Plan, the exercise price is payable in cash or, in certain circumstances, Common Stock or, to the extent not prohibited by law, by promissory note. The 1991 Stock Plan also allows an optionee to pay the exercise price by means of a broker-assisted "cashless exercise."

        Options may have such terms and be exercisable in such manner and at such times as the Compensation Committee may determine.

        The terms of any sale of shares of Common Stock under the 1991 Stock Plan (other than sales upon exercise of options) will be set forth in a stock purchase agreement to be entered into between the Company and each purchaser. The Compensation Committee will determine the terms and conditions of such stock purchase agreements, which need not be identical. The purchase price for shares of Common Stock sold under the 1991 Stock Plan may not be less than the par value of such shares. The purchase price may be paid, at the Compensation Committee's discretion and to the extent not prohibited by law, with a full-recourse promissory note secured by the shares, except that the par value of the shares must be paid in cash. Shares may also be awarded under the 1991 Stock Plan in consideration of services rendered prior to the award, without a cash payment by the recipient.

        The terms of any awards of restricted stock units under the 1991 Stock Plan will be set forth in a restricted stock unit agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of such restricted stock unit agreements, which need not be identical. Each unit represents the right to receive at a later date one share of Common Stock or, in our discretion, cash equal to the fair market value of that share. At the time of settlement of the units, the holder must pay in cash the par value of any shares of Common Stock received.

        Common Stock transferred pursuant to the 1991 Stock Plan (including shares acquired upon the exercise of certain options) may be subject to repurchase by the Company in the event that any applicable vesting conditions are not satisfied. A holder of shares transferred under the 1991 Stock Plan has the same voting, dividend and other rights as our other stockholders.

Modification, Extension and Assumption of Options

        The Compensation Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. However, options may not be modified to lower the exercise price per share of Common Stock, and options may not be assumed or cancelled in return for new options with a lower exercise price per share of Common Stock, without the approval of our stockholders. In addition, without the approval of our stockholders, the Company does not intend to cancel any option in exchange for another stock award or purchase any option for cash or another stock award at a time when the exercise price of the option exceeds the fair market value of the Common Stock, except in connection with a corporate transaction involving the Company (including a merger or other reorganization, recapitalization, spin-off, or reclassification).

Amendment and Termination

        The 1991 Stock Plan may be amended at any time by the Board of Directors, subject to applicable laws. Unless sooner terminated by the Board of Directors, the 1991 Stock Plan will terminate on February 15, 2011, and, following such date, no further options may be granted or stock sold pursuant to such plan except upon the exercise of options granted prior to the termination date.

Effect of Certain Corporate Events

        In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Compensation Committee will make adjustments in the number and/or exercise price of options and/or the number of shares available under the 1991 Stock Plan, as appropriate.

        In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionees' consent.

Certain Federal Income Tax Consequences of Awards Under the 1991 Stock Plan

        Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. The optionee generally will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee may be permitted to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the 1991

Stock Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

        The recipient of a restricted stock unit will recognize ordinary income upon receipt of Common Stock or cash when the vested units are settled, in an amount equal to the fair market value of the Common Stock and cash received. The Company will be entitled to a deduction at the same time and in the same amount.

        The recipient of shares of restricted stock recognizes ordinary income in the year or years in which the shares vest, in an amount equal to the fair market value of the shares at the time of vesting. The recipient may elect under Section 83(b) of the Code to be taxed in the year of receipt, instead of the year of vesting, based on the fair market value of the shares at the time of receipt.

        The above description of tax consequences is based upon current federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the 1991 Stock Plan.

New Plan Benefits

        The Compensation Committee has not made any determination with respect to future awards under the 1991 Stock Plan, and any allocation of such awards will be made only in accordance with the provisions of the 1991 Stock Plan, including the additional shares of stock that the stockholders are being asked to approve. Because awards under the 1991 Stock Plan are subject to the discretion of the Compensation Committee, awards under the plan for the current or any future year are not determinable. Future option exercise prices under the 1991 Stock Plan are not determinable because they will be based upon the fair market value of our Common Stock on the date of grant. No restricted stock units or shares of restricted stock were awarded under the 1991 Stock Plan in 2008. Our named executive officers received option grants under the 1991 Stock Plan as set forth in this Proxy Statement in the Grants of Plan-Based Awards Table under the caption "Executive Compensation." Our non-employee directors are not eligible to receive awards under the 1991 Stock Plan. Of the persons eligible to receive grants under the 1991 Stock Plan, the following persons received option grants in 2008 as follows:

Name and Position	Number of Shares(1)
All current executive officers as a group (9 persons)	1,050,000
All employees, including all current officers who are not executive officers, as a group	2,520,000

    (1)
    All options were granted at an exercise price per share equal to the fair market value on the date of grant.

Required Vote

        Approval of the amendment to the 1991 Stock Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

The Board of Directors recommends a vote "FOR" the amendment to the Company's 1991 Stock Plan.

 PROPOSAL 3

PROPOSAL TO AMEND THE 1993 DIRECTORS' STOCK OPTION PLAN

        In March 2009, the Board of Directors approved an amendment to the Company's 1993 Directors' Stock Option Plan, subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the principal features of the Directors' Option Plan is qualified by reference to the terms of the Directors' Option Plan, a copy of which is available without charge upon stockholder request to Secretary, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, Delaware 19880. The Directors' Option plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC's web site at http://www.sec.gov.

Description of Amendment

        The amendment to the Directors' Option Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock reserved for issuance under the Directors' Option Plan from 1,500,000 to 1,575,000 shares.

1993 Directors' Stock Option Plan

        The Directors' Option Plan was initially adopted by the Board of Directors in July 1993 and first approved by our stockholders in September 1993. It was last amended by the Board of Directors in March 2009.

        The purpose of the Directors' Option Plan is to assist the Company in the recruitment, retention and motivation of certain non-employee directors. The Directors' Option Plan offers a significant incentive to non-employee directors of the Company by enabling such individuals to acquire shares of the Company's Common Stock, thereby increasing their proprietary interest in the growth and success of the Company.

        The Directors' Option Plan provides for the automatic grant of options to purchase shares of Common Stock to directors of the Company who are not employees of the Company. Under the Directors' Option Plan, each new such director appointed to the Board of Directors will receive an initial stock option grant of 35,000 shares of Common Stock at an exercise price at the fair market value of the Common Stock on the date of grant. The option vests as to 25% of the shares on the first anniversary of the date of the grant, with the remaining shares vesting monthly over the following three years. On the date of each annual meeting of stockholders, each such director who will continue to serve as a member of the Board of Directors will receive an additional option to purchase 20,000 shares of Common Stock at an exercise price at the fair market value of the Common Stock on the date of grant. Each of these options will vest in full on the first anniversary of the date of the grant or, if earlier, on the date of our next annual meeting of the stockholders. Each such director who is not initially elected at a regular annual meeting of the stockholders will receive an option for a pro rata portion of 20,000 shares based upon the number of full months remaining from the date of the election of the director until the next regular annual meeting of the stockholders divided by twelve. This option will vest in full at the next regular annual meeting of the stockholders following the date of grant. The Board of Directors may increase the number of shares subject to an initial or annual grant if the Board determines that the increase is necessary to induce a person to become a non-employee director or to reflect an increase in the responsibilities or duties as a director. The Board may also determine that the exercise price of such an option shall be greater than the fair market value of the Common Stock on the date of grant and that the option shall be exercisable on a different schedule than stated above.

        A total of 1,500,000 shares of Common Stock currently are reserved for issuance under the Directors' Option Plan. If any option granted under the Directors' Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of March 16, 2009, the Company had outstanding options to purchase an aggregate of 796,252 shares of Common Stock (exercise prices ranging from $3.86 to $24.94 per share, with a weighted average per share exercise price of $8.45) under the Directors' Option Plan, and had 223,748 shares of Common Stock available for future issuance under the Directors' Option Plan (or 298,748 shares of Common Stock including the 75,000 shares subject to stockholder approval at the Annual Meeting). Options to purchase an aggregate of 120,000 shares are anticipated to be granted following the Annual Meeting, assuming election of Messrs. Ariko, Baker, Brooke, De Schutter, Niblack and Whitfield as directors.

Terms of Options

        The term of each option granted under the Directors' Option Plan is ten years. Stock options granted under the Director's Option Plan must be exercised by the optionee before earlier of the expiration of such option or the date six months after termination of the optionee's service as a director, except that period may be extended on certain events including death, termination of employment due to disability, and retirement from the Board of Directors after attaining age 70.

        The exercise price of an option granted under the Directors' Option Plan must be paid in full at the time of exercise in cash or, in certain circumstances, in Common Stock. The Director's Option Plan also allows an optionee to pay the exercise price by means of a broker-assisted "cashless exercise."

Amendment and Termination

        The Directors' Option Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws, except that the provisions of the Directors' Option Plan relating to the amount, price and timing of option grants may not be amended more than once in any six-month period.

Effect of Certain Corporate Events

        In the event of a subdivision of the outstanding Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares, a spin-off or a similar occurrence, or declaration of a dividend payable in Common Stock or, if in an amount that has a material effect on the price of the shares, in cash, the Board of Directors will make adjustments in the number of shares available for future grant, the number of shares covered by each option and the exercise price under each outstanding option, as appropriate.

        In the event of a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one share under the agreement of merger or reorganization and the exercise price for each option, or for the acceleration of the exercisability of each option followed by the cancellation of options not exercised, in all cases without the optionees' consent.

        In addition, the vesting of options granted under the Director's Option Plan will accelerate upon a change of control.

Certain Federal Income Tax Consequences of Options Under the Directors' Option Plan

        Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option. Upon exercising an option, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise; the Company will be entitled to a deduction for the same amount. The tax treatment of a disposition of option shares acquired under the Directors' Option Plan depends on how long the shares have been held. The Company will not be entitled to a deduction in connection with a disposition of option shares.

        The above description of tax consequences is based upon current federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Directors' Option Plan.

Required Vote

        Approval of the amendment to the 1993 Directors' Stock Option Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

The Board of Directors recommends a vote "FOR" the amendment to the Company's 1993 Directors' Stock Option Plan.

 PROPOSAL 4

PROPOSAL TO AMEND THE 1997 EMPLOYEE STOCK PURCHASE PLAN

        In March 2009, the Board of Directors approved an amendment to the Company's 1997 Employee Stock Purchase Plan, subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the principal features of the Employee Stock Purchase Plan is qualified by reference to the terms of the Employee Stock Purchase Plan, a copy of which is available without charge upon stockholder request to Secretary, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, Delaware 19880. The Employee Stock Purchase Plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC's web site at http://www.sec.gov.

Description of Amendment

        The amendment to the Employee Stock Purchase Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in the number of shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan by 750,000 shares, from 4,600,000 shares to 5,350,000 shares.

Employee Stock Purchase Plan

        The Employee Stock Purchase Plan was initially adopted by the Board of Directors in February 1997, effective August 1, 1997, and first approved by the Company's stockholders in April 1997. The Employee Stock Purchase Plan was amended and restated by the Board of Directors in September 2006. It was last amended by the Board of Directors in March 2009.

        The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to acquire shares of Common Stock at a price below their market value and to pay for the purchases through payroll deductions, thereby enabling the Company to attract, retain and motivate valued employees. A total of 4,600,000 shares of Common Stock currently are reserved for issuance under the Employee Stock Purchase Plan. As of March 16, 2009, 945,735 shares of Common Stock are available for future issuance under the Employee Stock Purchase Plan (or 1,695,735 shares of Common Stock including the 750,000 shares subject to stockholder approval at the Annual Meeting).

Administration

        The Employee Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the Employee Stock Purchase Plan and to adjudicate any disputed claims under the Employee Stock Purchase Plan.

Eligibility; Price of Shares

        Each regular full-time and part-time employee of the Company and subsidiaries designated by the Board of Directors who customarily works at least 20 hours per week and more than five months in any calendar year, and who is employed by the Company for one month or more on an enrollment date, is eligible to participate in the Employee Stock Purchase Plan. However, no employee is eligible to participate in the Employee Stock Purchase Plan if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to continue to participate under the Employee Stock Purchase Plan and all similar purchase plans of the Company or its subsidiaries, if such rights would exceed

$25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year. As of December 31, 2008, 207 employees were eligible to participate in the Employee Stock Purchase Plan.

        Under the Employee Stock Purchase Plan, each calendar year is divided into two six-month "purchase periods" commencing May 1 and November 1 of each year. At the end of each purchase period, the Company will apply the amount contributed by the participant during that period to purchase shares of Common Stock for him or her. The purchase price will be equal to 85% of the lower of (a) the market price of Common Stock on the first day of the applicable "offering period" or (b) the market price of Common Stock on the last business day of the purchase period. In general each offering period is 24 months long, but a new offering period begins every six months. Thus, up to four overlapping offering periods may be in effect at the same time. If the market price of Common Stock is lower on the purchase date, then the subsequent offering period automatically becomes the applicable offering period. No participant may purchase more than 8,000 shares in any one purchase period.

Participation; Payroll Deductions; Purchase of Shares

        Eligible employees become participants in the Employee Stock Purchase Plan by executing a subscription agreement authorizing payroll deductions and filing it with our stock administrator at least ten business days before the first day of the applicable offering period. The payroll deductions made for each participant may be not be less than 1% and not more than 10% of the participant's cash compensation, and may not exceed such percentage of the participant's cash compensation as the participant designates. Payroll deductions commence with the first paycheck issued during the offering period and are deducted from subsequent paychecks throughout the offering period unless terminated as provided in the Employee Stock Purchase Plan.

        Participants are notified by statements of account as soon as practicable following the end of each purchase period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their accounts. Certificates representing the shares are delivered to a brokerage account and kept in such account pursuant to the subscription agreement.

Withdrawal From the Employee Stock Purchase Plan; Termination of Employment

        Participants may withdraw from the Employee Stock Purchase Plan at any time up to two business days prior to the purchase date. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's account are refunded in cash, without interest. A participant who has withdrawn from the Employee Stock Purchase Plan cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the Employee Stock Purchase Plan's guidelines.

        Termination of a participant's status as an eligible employee is treated as an automatic withdrawal from the Employee Stock Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the offering period. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

Amendment and Termination

        The Employee Stock Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws.

Effect of Certain Corporate Events

        In the event of an increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, the Compensation Committee will make adjustments in the number and/or purchase price of shares and/or the number of shares available under the Employee Stock Purchase Plan, as appropriate.

        In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another company, the Employee Stock Purchase Plan will terminate and any purchase periods and offering periods then in progress will be shortened to end prior to the sale or merger.

Certain Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan

        The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under Section 423, the participant does not recognize any taxable income at the time shares are purchased under the Employee Stock Purchase Plan. The participant will recognize ordinary income, capital gain or loss, or a combination, when the participant sells or otherwise disposes of the shares. The amount of ordinary income and capital gain or loss will depend on how long the participant holds the shares after purchase and the price at which the participant disposes of the shares.

        The Company will not be entitled to a deduction with respect to its sale of shares under the Employee Stock Purchase Plan, except to the extent the participant recognizes ordinary income when he or she disposes of the shares.

        The above description of tax consequences is based upon current federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Employee Stock Purchase Plan.

New Plan Benefits

        No current directors who are not employees will receive any benefit under the Employee Stock Purchase Plan. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Employee Stock Purchase Plan, awards under the Employee Stock Purchase Plan are not determinable. In our two most recent purchase periods, our executive officers purchased the number of shares of Common Stock indicated in the table below. Shares of Common Stock purchased in our two most recent purchase periods were purchased at a weighted average price of $3.69 per share.

Name and Position	Number of Shares
All current executive officers as a group (9 persons)	12,110
All employees, including all current officers who are not executive officers, as a group	430,639

Required Vote

        Approval of the amendment to the 1997 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

The Board of Directors recommends a vote "FOR" the amendment to the Company's 1997 Employee Stock Purchase Plan.

 PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009. Ernst & Young LLP has audited our financial statements since the Company's inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.

	Year Ended December 31,
	2008	2007
	(in thousands)
Audit Fees(1)	$475	$385
Audit-related Fees(2)	24	23
Tax Fees(3)	13	7
All Other Fees	—	—

	$512	$415

    (1)
    Audit fees include fees billed for the audit of the Company's annual statements and reviews of the Company's quarterly financial statements, including the Company's Annual Report on Form 10-K, the audit of the Company's internal control over financial reporting, and include fees for SEC registration statements and consultation on accounting standards or transactions. Audit fees for 2008 include $100,000 billed for services in connection with comfort letters relating to the Company's Common Stock offering.

    (2)
    Audit-related fees include fees billed for employee benefit plan audits and consultations concerning financial and accounting matters not classified as audit services.

    (3)
    Tax fees consist of tax compliance and consultation services.

        The Audit Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP's independence.

Pre-Approval Policies and Procedures

        The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. All of the services provided in 2008 were pre-approved.

Required Vote

        Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote "FOR" ratification of Ernst & Young LLP as the Company's independent registered public accounting firm.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2009, as to shares of Common Stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of the Common Stock, (ii) each of our directors, (iii) each of our executive officers named under "Executive Compensation—Summary Compensation Table" and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880. The percentage of Common Stock beneficially owned is based on 97,339,849 shares outstanding as of March 31, 2009. In addition, shares issuable pursuant to options or convertible securities that may be acquired within 60 days of March 31, 2009 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percentage Beneficially Owned
5% Stockholders
T. Rowe Price Associates, Inc.(2)	14,657,718	15.0%
Julian C. Baker and Felix J. Baker(3)	20,019,792	19.1
Wellington Management Company, LLP(4)	13,594,671	14.0
Loomis, Sayles & Co., L.P.(5)	7,912,379	7.5
Barclays Global Investors, N.A.(6)	5,205,201	5.4
Named Executive Officers, Directors and Nominees for Director
Paul A. Friedman(7)	1,739,561	1.8
David C. Hastings(8)	486,496	*
Brian W. Metcalf(9)	666,836	*
Patricia A. Schreck(10)	469,497
Paula J. Swain(11)	553,058	*
Richard U. De Schutter(12)	242,084	*
Barry M. Ariko(13)	140,834	*
Julian C. Baker(14)	20,019,792	19.1
Paul A. Brooke(15)	252,084	*
John F. Niblack(16)	66,250	*
Roy A. Whitfield(17)	1,201,335	1.2
All directors and executive officers as a group (15 persons)(18)	26,785,875	24.3

*
Represents less than 1% of our Common Stock.

(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
According to an amended Schedule 13G filed February 12, 2009, filed by T. Rowe Price Associates, Inc. ("T. Rowe Price"), T. Rowe Price has sole dispositive power with respect to all shares listed in the table and sole voting power with respect to 2,898,000 shares. The shares listed in the table include 5,327,400 shares held by T. Rowe Price New Horizons Fund, Inc., over which its has sole voting power. The number of shares deemed beneficially owned by T. Rowe Price includes 713,108 shares subject to warrants and conversion privileges. The address of the principal place of business of T. Rowe Price and T. Rowe Price New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
According to an amended Schedule 13D filed March 3, 2009 and Forms 4 filed March 5, 2009, Julian C. Baker and Felix J. Baker share dispositive and voting power with respect to 19,881,875 shares, including 5,265,500 shares issuable upon conversion of the Company's 3 1/2% Convertible Subordinated Notes due 2011 ("3 1/2% Subordinated Notes") and 3,409,548 shares issuable upon conversion of the Company's 3 1/2% Convertible Senior Notes due 2011 ("3 1/2% Senior Notes"). Of the shares listed in the table, Baker/Tisch Investments, L.P. held 207,717 shares, including 26,207 shares issuable upon conversion of the Company's 3 1/2% Subordinated Notes and 41,895 shares issuable upon conversion of the Company's 3 1/2% Senior Notes; Baker Bros. Investments, L.P. held 144,314 shares; Baker Bros. Investments II, L.P. held 175,701 shares, including 29,861 shares issuable upon conversion of the Company's 3 1/2% Subordinated Notes and 5,705 shares issuable upon conversion of the Company's 3 1/2% Senior Notes; 667, L.P. held 5,149,611 shares, including 1,341,980 shares issuable upon conversion of the Company's 3 1/2% Subordinated Notes and 320,631 shares issuable upon conversion of the Company's 3 1/2% Senior Notes; Baker Brothers Life Sciences, L.P. held 13,823,852 shares, including 3,789,188 shares issuable upon conversion of the Company's 3 1/2% Subordinated Notes and 2,953,159 shares issuable upon conversion of the Company's 3 1/2% Senior Notes; 14159, L.P. held 347,270 shares, including 78,264 shares issuable upon conversion of the Company's 3 1/2% Subordinated Notes and 88,158 shares issuable upon conversion of the Company's 3 1/2% Senior Notes; and FBB Associates held 33,410 shares. The total shown also includes 137,917 shares subject to options exercisable within 60 days of March 31, 2009 held by Julian C. Baker, for which Julian C. Baker has sole voting and dispositive power. Julian C. Baker and Felix J. Baker may be deemed to own beneficially the shares held by Baker/Tisch Investments, L.P., Baker Bros. Investments, L.P., Baker Bros. Investments II, L.P., 667, L.P., Baker Brothers Life Sciences, L.P., 14159, L.P. and FBB Associates. The address for Julian C. Baker and Felix J. Baker is 667 Madison Avenue, 17th Floor, New York, New York 10065.

(4)
According to an amended Schedule 13G filed February 17, 2009, filed by Wellington Management Company, LLP ("Wellington"), Wellington, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has shared dispositive power with respect to 13,462,871 shares and shared voting power over 10,711,782 shares. The address of the principal place of business of Wellington is 75 State Street, Boston, Massachusetts 02109.

(5)
According to an amended Schedule 13G filed February 13, 2009, filed by Loomis, Sayles & Co., L.P. ("Loomis") Loomis, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table, and has sole voting power with respect to 7,074,477 shares and shared voting power over 337,835 shares. Based on a Form 13F filed February 13, 2009 by Loomis, all shares listed in the table represent shares issuable upon the conversion of the 3 1/2% Subordinated Notes. The address of the principal place of business of Loomis is One Financial Center, Boston, Massachusetts 02111.

(6)
According to a Schedule 13G filed February 5, 2009, filed jointly by Barclays Global Investors, N.A. ("Global Investors"), Barclays Global Fund Advisors ("Global Advisors"), Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, Global Investors has sole dispositive power with respect to 2,314,571 shares listed in the table and sole voting power over 2,057,993 shares. Global Advisors has sole dispositive and voting power with respect to 2,890,630 shares listed in the table. The address of the principal place of business of Global Investors and Global Advisors is 400 Howard Street, San Francisco, CA 94105.

(7)
Includes 1,484,996 shares subject to options exercisable within 60 days of March 31, 2009.

(8)
Includes 479,996 shares subject to options exercisable within 60 days of March 31, 2009.

(9)
Includes 616,997 shares subject to options exercisable within 60 days of March 31, 2009.

(10)
Includes 464,997 shares subject to options exercisable within 60 days of March 31, 2009.

(11)
Includes 534,997 shares subject to options exercisable within 60 days of March 31, 2009.

(12)
Includes 147,084 shares subject to options exercisable within 60 days of March 31, 2009.

(13)
Represents solely 140,834 shares subject to options exercisable within 60 days of March 31, 2009.

(14)
See note (3) above.

(15)
Includes 152,084 shares subject to options exercisable within 60 days of March 31, 2009.

(16)
Represents solely 66,250 shares subject to options exercisable within 60 days of March 31, 2009.

(17)
Includes 230,000 shares subject to options exercisable within 60 days of March 31, 2009.

(18)
Includes shares included pursuant to notes (7), (8), (9), (10), (11), (12), (13), (14), (15), (16) and (17) above and 885,409 shares subject to options exercisable within 60 days of March 31, 2009 held by other executive officers of the Company.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, executive officers and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2008.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        To be considered for inclusion in the Company's proxy statement for the Company's 2010 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 12, 2009. These proposals also must comply with the proxy proposal submission rules of the Securities and Exchange Commission under Rule 14a-8.

        A stockholder proposal not included in the Company's proxy statement for the 2010 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company's Bylaws, and otherwise complies with the provisions of the Company's Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made.

ANNUAL REPORT

        The Company will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of Common Stock at the close of business on March 27, 2009, a copy of the Company's Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, Experimental Station, Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880.

        Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.

                      By Order of the Board of Directors

                      Paul A. Friedman
                       President and Chief Executive Officer

April 8, 2009

 Appendix A

1991 STOCK PLAN OF
INCYTE CORPORATION
(As amended on March 10, 2009)

SECTION 1.    ESTABLISHMENT AND PURPOSE.

        The Plan was adopted on November 7, 1991, amended and restated on February 15, 2001, and last amended on March 10, 2009. The purpose of the Plan is to offer selected employees and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

        The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2.    DEFINITIONS.

        (a)   "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

        (b)   "Change in Control" shall mean the occurrence of either of the following events:

          (i)    A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

            (A)  Had been directors of the Company 24 months prior to such change; or

            (B)  Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (ii)   Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

        (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

        (e)   "Company" shall mean Incyte Corporation (formerly Incyte Genomics, Inc.), a Delaware corporation.

        (f)    "Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary or (ii) an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors. Service as an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

        (g)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (h)   "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

        (i)    "Fair Market Value" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

          (i)    If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (ii)   If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

          (iii)  If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

          (iv)  If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

        (j)    "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

        (k)   "Nonstatutory Option" shall mean an employee stock option not described in sections 422(b) or 423(b) of the Code.

        (l)    "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

        (m)  "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (n)   "Optionee" shall mean an individual who holds an Option.

        (o)   "Plan" shall mean this Amended and Restated 1991 Stock Plan of Incyte Corporation.

        (p)   "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

        (q)   "Service" shall mean service as an Employee.

        (r)   "Share" shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

        (s)   "Stock" shall mean the Common Stock, $.001 par value, of the Company.

        (t)    "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

        (u)   "Stock Purchase Agreement" shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

        (v)   "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (w)  "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3.    ADMINISTRATION.

        (a)    Committee Composition.    The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to the grant of Awards to persons who are officers or directors of the Company under Section 16 of the Exchange Act or the Board itself. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Shares and Options under the Plan to such Employees and may determine all terms of such grants.

        (b)    Committee Procedures.    The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

        (c)    Committee Responsibilities.    Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

          (i)    To interpret the Plan and to apply its provisions;

          (ii)   To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii)  To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv)  To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

          (v)   To select the Offerees and Optionees;

          (vi)  To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

          (viii)  To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (ix)  To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

          (x)   To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration; and

          (xi)  To take any other actions deemed necessary or advisable for the administration of the Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the

Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.    ELIGIBILITY.

        (a)    General Rule.    Only Employees, as defined in Section 2(f), shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

        (b)    Ten-Percent Stockholders.    An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

        (c)    Attribution Rules.    For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

        (d)    Outstanding Stock.    For purposes of Subsection (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.    STOCK SUBJECT TO PLAN.

        (a)    Basic Limitation.    Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 30,475,000 Shares, subject to adjustment pursuant to Section 9. Notwithstanding the foregoing, the number of Shares that may be issued under the Plan, other than (i) upon exercise of Options or (ii) pursuant to any sale under a Stock Purchase Agreement for a Purchase Price at least equal to 100 percent of the Fair Market Value of a Share on the date of such Stock Purchase Agreement, shall not exceed 200,000 Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (b)    Additional Shares.    In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6.    TERMS AND CONDITIONS OF AWARDS OR SALES.

        (a)    Stock Purchase Agreement.    Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

        (b)    Duration of Offers and Nontransferability of Rights.    Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

        (c)    Purchase Price.    The Purchase Price of Shares to be offered under the Plan shall not be less than the par value of such Shares. Subject to the preceding sentence, the Purchase Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

        (d)    Withholding Taxes.    As a condition to the award, purchase, vesting or sale of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to such Shares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

        (e)    Restrictions on Transfer of Shares.    Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.

        (a)    Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

        (b)    Number of Shares.    Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option. Options granted to any Optionee in a single calendar year shall in no event cover more than 800,000 Shares, subject to adjustment in accordance with Section 9.

        (c)    Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 4(b). The Exercise Price of a Nonstatutory Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

        (d)    Withholding Taxes.    As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

        (e)    Exercisability.    Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events.

        (f)    Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

        (g)    Term.    The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

        (h)    Nontransferability.    Except as may be provided in the applicable Stock Option Agreement with respect to a Nonstatutory Option, no Option shall be transferable by the Optionee other than by will, by beneficiary designation delivered to the Company, or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (i)    Termination of Service (Except by Death).    Except as may be provided in the applicable Stock Option Agreement, if an Optionee's Service terminates for any reason other than the Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

          (i)    The expiration date determined pursuant to Subsection (g) above;

          (ii)   The date 90 days after the termination of the Optionee's Service for any reason other than Total and Permanent Disability; or

          (iii)  The date six months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination.

        (j)    Leaves of Absence.    Except as may be provided in the applicable Stock Option Agreement, for purposes of Subsection (i) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

        (k)    Death of Optionee.    Except as may be provided in the applicable Stock Option Agreement, if an Optionee dies while he or she is in Service, then such Optionee's Option(s) shall expire on the earlier of the following dates:

          (i)    The expiration date determined pursuant to Subsection (g) above; or

          (ii)   The date six months after the Optionee's death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest, beneficiary designation or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.

        (l)    No Rights as a Stockholder.    An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until he or she becomes entitled, pursuant to the terms of such Option, to receive such Shares. No adjustments shall be made, except as provided in Section 9.

        (m)    Modification, Extension and Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price; provided, however, that the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for the grant of new Options with a lower Exercise Price, unless such action has been approved by the Company's stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

        (n)    Restrictions on Transfer of Shares.    Any Shares issued upon exercise of an Option may be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8.    PAYMENT FOR SHARES.

        (a)    General Rule.    The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c), (d), (e) and (f) below.

        (b)    Surrender of Stock.    To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares which have already been owned by the Optionee or the Optionee's representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

        (c)    Services Rendered.    At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

        (d)    Promissory Note.    To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are pledged as security for payment of the principal amount of the promissory note and interest thereon and (iii) the interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

        (e)    Exercise/Sale.    To the extent that a Stock Option Agreement so provides, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

        (f)    Exercise/Pledge.    To the extent that a Stock Option Agreement so provides, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 9.    ADJUSTMENT OF SHARES.

        (a)    General.    In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spinoff, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the limit set forth in Section 7(b), (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

        (b)    Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, (i) for the assumption of outstanding Options by the surviving corporation or its parent, (ii) for their continuation by the Company, if the Company is a surviving corporation, (iii) for payment of a cash settlement equal to the difference between the amount to be paid for one Share pursuant to such agreement and the Exercise Price or (iv) for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration.

        (c)    Reservation of Rights.    Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.    SECURITIES LAWS.

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11.    NO EMPLOYMENT RIGHTS.

        No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 12.    DURATION AND AMENDMENTS.

        (a)    Term of the Plan.    The Plan, as amended and restated as set forth herein, shall become effective as of February 15, 2001. The Plan shall terminate automatically on February 15, 2011 and may be terminated on any earlier date pursuant to Subsection (b) below.

        (b)    Right to Amend or Terminate the Plan.    The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason. An amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations, rules, listing standards or other requirements, including (without limitation) Rule 16b-3 under the Exchange Act. Stockholder approval shall not be required for any other amendment of the Plan.

        (c)    Effect of Amendment or Termination.    No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

 Appendix B

1993 DIRECTORS' STOCK OPTION PLAN OF
INCYTE CORPORATION
(As amended on March 10, 2009)

SECTION 1.    INTRODUCTION.

        The Plan was adopted on July 28, 1993, amended and restated as of March 30, 2001, and last amended on March 10, 2009. The purpose of the Plan is to offer the Company's Nonemployee Directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan seeks to achieve this purpose by providing for the grant of nonstatutory options to purchase Stock.

        The Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2.    DEFINITIONS.

        (a)   "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

        (b)   "Change in Control" shall mean the occurrence of either of the following events:

          (i)    A change in the composition of the Board of Directors, as a result of which fewer than one-half of the incumbent directors are directors who either:

            (A)  Had been directors of the Company 24 months prior to such change; or

            (B)  Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (ii)   Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

        (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d)   "Company" shall mean Incyte Corporation (formerly Incyte Genomics, Inc.), a Delaware corporation.

        (e)   "Employee" shall mean an employee (within the meaning of section 3401(c) of the Code and the regulations thereunder) of the Company or of a Subsidiary of the Company.

        (f)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (g)   "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

        (h)   "Fair Market Value" shall mean the market price of Stock, determined by the Board of Directors as follows:

          (i)    If Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (ii)   If Stock was traded over-the-counter on the date in question and was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by The Nasdaq Stock Market;

          (iii)  If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

          (iv)  If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Board of Directors in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Board of Directors shall be conclusive and binding on all persons.

        (i)    "Full Retirement" shall mean the retirement from the Board of Directors of a member after such member reaches the age of 70.

        (j)    "Nonemployee Director" shall mean a member of the Board of Directors who is not an Employee.

        (k)   "Nonstatutory Option" shall mean a stock option not described in sections 422(b) or 423(b) of the Code.

        (l)    "Option" shall mean a Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (m)  "Optionee" shall mean an individual who holds an Option.

        (n)   "Plan" shall mean this 1993 Directors' Stock Option Plan of Incyte Corporation (formerly Incyte Genomics, Inc.), as it may be amended from time to time.

        (o)   "Reverse Split" shall mean the one-for-two reverse split of the Stock authorized by the Board of Directors prior to the initial adoption of the Plan.

        (p)   "Service" shall mean service as a member of the Board of Directors, whether or not as a Nonemployee Director.

        (q)   "Share" shall mean one share of Stock, as adjusted in accordance with Section 6 (if applicable). All references to numbers of Shares in Section 3 hereof give effect to the Reverse Split and the 100% stock dividends paid in November 1997 and August 2000.

        (r)   "Stock" shall mean the Common Stock ($.001 par value) of the Company.

        (s)   "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        (t)    "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (u)   "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3.    STOCK SUBJECT TO PLAN.

        (a)    Basic Limitation.    Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 1,575,000 Shares, subject to adjustment pursuant to Section 6. The number of Shares that are subject to Options at any time shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (b)    Additional Shares.    In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 4.    TERMS AND CONDITIONS OF OPTIONS.

        (a)    Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.

        (b)    Initial Grants.    Each new Nonemployee Director who first joins the Board of Directors after June 1, 2005 shall receive an Option covering 35,000 Shares within one business day after his or her initial election to the Board of Directors. The number of Shares included in an Option shall be subject to adjustment under Section 6.

        (c)    Annual Grants.    On the first business day following the conclusion of each regular annual meeting of the Company's stockholders, each Nonemployee Director who will continue serving as a member of the Board of Directors thereafter shall receive an Option covering 20,000 Shares, subject to adjustment under Section 6. Each Nonemployee Director who is not initially elected at a regular annual meeting of the Company's stockholders shall receive an Option to purchase a pro rata portion of 20,000 Shares within ten business days of such Director's election based on the number of full months remaining from date of election until the next regular annual meeting of the Company's stockholders divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.

        (d)    Exercise Price.    The Exercise Price under each Option shall be equal to 100 percent of the Fair Market Value of the Stock subject to such Option on the date when such Option is granted. The entire Exercise Price of Shares issued under the Plan shall be payable in cash when such Shares are purchased, except as follows:

          (i)    Payment may be made all or in part with Shares that have already been owned by the Optionee or the Optionee's representative for more than six months and that are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

          (ii)   Payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

          (iii)  Payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

        (e)    Vesting.    Each Option granted under Subsection (b) above shall become exercisable (i) as to one-fourth (1/4) of the total number of shares covered by such Option on the first anniversary of the date of grant and (ii) as to one-forty-eighth (1/48) of the total number of shares covered by such Option on each of a series of thirty-six (36) monthly installments thereafter. Except as set forth in the next succeeding sentence and in the last sentence of this Subsection (e), each Option granted under Subsection (c) above shall become exercisable in full on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company's stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Except as set forth in the last sentence of this Subsection (e), each Option granted under Subsection (c) to Nonemployee Directors who were not initially elected at a regular annual meeting of the Company's stockholders shall become exercisable in full immediately prior to the next regular annual meeting of the Company's stockholders following the date of grant. Notwithstanding the foregoing, each Option granted under Subsection (c) above that is outstanding shall become exercisable in full in the event that a Change in Control occurs with respect to the Company.

        (f)    Term of Options.    Subject to Subsections (g) and (h) below, each Option shall expire on the 10th anniversary of the date when such Option was granted.

        (g)    Termination of Service (Except by Death).    If an Optionee's Service terminates for any reason other than death, then his or her Options shall expire on the earliest of the following occasions (provided, however, that clause (iii) below shall be applicable only to Options granted after March 29, 2005):

          (i)    The expiration date determined pursuant to Subsection (f) above;

          (ii)   The date 24 months after the termination of the Optionee's Service, if the termination occurs because of his or her Total and Permanent Disability;

          (iii)  The date 12 months after the termination of the Optionee's Service, if the termination occurs because of his or her Full Retirement; or

          (iv)  The date six months after the termination of the Optionee's Service for any reason other than Total and Permanent Disability or, if clause (iii) above is applicable, Full Retirement.

The Optionee may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before his or her Service terminated. The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Options, all or part of such Options may be exercised at any time prior to their expiration by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan, but only to the extent that such Options had become exercisable before his or her Service terminated.

        (h)    Death of Optionee.    If an Optionee dies while he or she is in Service, then his or her Options shall expire on the earlier of the following dates:

          (i)    The expiration date determined pursuant to Subsection (f) above; or

          (ii)   The date 24 months after his or her death.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan.

        (i)    Nontransferability.    No Option shall be transferable by the Optionee other than by will, by written beneficiary designation or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (j)    Stockholder Approval.    Subsection (e) above notwithstanding, no Option shall be exercisable under any circumstances unless and until the Company's stockholders have approved the Plan.

        (k)   Notwithstanding the foregoing, the Board of Directors may from time to time increase the number of Shares subject to an initial or annual grant of Options under Subsection (b) or (c) above to any Nonemployee Director to the extent the Board of Directors determines necessary to induce a Nonemployee Director to become or remain a Nonemployee Director or to reflect an increase in the duties or responsibilities of the Nonemployee Director, subject to all terms and conditions of the Plan otherwise applicable to grants of Options, except that the Exercise Price under each such Option may be equal to or greater than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date when such Option is granted and each such Option may become exercisable on the same schedule as set forth in Subsection (e) or on a different schedule, as the Board of Directors in each case shall determine.

SECTION 5.    MISCELLANEOUS PROVISIONS.

        (a)    No Rights as a Stockholder.    An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until he or she becomes entitled, pursuant to the terms of such Option, to receive such Shares. No adjustment shall be made, except as provided in Section 6.

        (b)    Modification, Extension and Assumption of Options.    Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price; provided, however, that the Board of Directors may not modify outstanding Options to lower the Exercise Price nor may the Board of Directors assume or accept the cancellation of outstanding Options in return for the grant of new Options with a lower Exercise Price, unless such action has been approved by the Company's stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

        (c)    Restrictions on Issuance of Shares.    Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed. The Company may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act of 1933, as amended, the securities laws of any state or any other law.

        (d)    Withholding Taxes.    The Company's obligation to deliver Stock upon the exercise of an Option shall be subject to any applicable tax withholding requirements.

        (e)    No Retention Rights.    No provision of the Plan, nor any Option granted under the Plan, shall be construed as giving any person the right to be elected as, or to be nominated for election as, a Nonemployee Director or to remain a Nonemployee Director.

SECTION 6.    ADJUSTMENT OF SHARES.

        (a)    General.    In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 3, (ii) the number of Shares to be covered by each new Option under Section 4, (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

        (b)    Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide (i) for the assumption of outstanding Options by the surviving corporation or its parent, (ii) for their continuation by the Company, if the Company is a surviving corporation, (iii) for payment of a cash settlement equal to the difference between the amount to be paid for one Share pursuant to such agreement and the Exercise Price or (iv) for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration.

        (c)    Reservation of Rights.    Except as provided in this Section 6, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 7.    DURATION AND AMENDMENTS.

        (a)    Term of the Plan.    The Plan shall become effective on the date of its adoption by the Board of Directors, subject to approval of the Company's stockholders. The Plan shall remain in effect until it is terminated under Subsection (b) below.

        (b)    Right to Amend or Terminate the Plan.    The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason, except that the provisions of the Plan relating to the amount, price and timing of Option grants shall not be amended more than once in any six-month period. Any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations, rules, listing standards or other requirements, including (without limitation) Rule 16b-3 under the Exchange Act. Stockholder approval shall not be required for any other amendment of the Plan.

        (c)    Effect of Amendment or Termination.    No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

 Appendix C

1997 EMPLOYEE STOCK PURCHASE PLAN OF
INCYTE CORPORATION
(As amended on March 10, 2009)

        The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Incyte Corporation, as amended and restated September 15, 2006, and last amended on March 10, 2009.

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

        (a)   "Administrator" shall mean the Board or a committee consisting exclusively of members of the Board that has been appointed by the Board and authorized to administer the Plan.

        (b)   "Board" shall mean the Board of Directors of the Company.

        (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (d)   "Common Stock" shall mean the Common Stock, $.001 par value, of the Company.

        (e)   "Company" shall mean Incyte Corporation.

        (f)    "Compensation" shall mean all cash salary, wages, commissions and bonuses, but shall not include any imputed income or income arising from the exercise or disposition of equity compensation.

        (g)   "Effective Date" shall mean September 15, 2006.

        (h)   "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (i)    "Employee" shall mean any individual who is an Employee of the Company or its Designated Subsidiaries for tax purposes whose customary employment is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or its Designated Subsidiaries, as applicable. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

        (j)    "Enrollment Date" shall mean the first day of each Offering Period.

        (k)   "Exercise Date" shall mean the last Trading Day of each Purchase Period.

        (l)    "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (1)   If the Common Stock is listed on any established stock exchange other than The NASDAQ Stock Market, its Fair Market Value shall be the last reported sale price for the Common Stock reported by the applicable composite transactions report for such exchange on the date of determination, as reported on such stock exchange's website or such other source, including The Wall Street Journal, as the Administrator deems reliable; or

          (2)   If the Common Stock is listed on The NASDAQ Stock Market, its Fair Market Value shall be the last reported sale price for the Common Stock quoted on The NASDAQ Stock Market on the date of determination, as reported on www.nasdaq.com or such other source, including The Wall Street Journal, as the Administrator deems reliable;

          (3)   If the Common Stock is traded over-the-counter and is quoted on the OTC Bulletin Board, its Fair Market Value shall be the last transaction price for the Common Stock quoted by the OTC Bulletin Board on the date of determination, as reported on www.otcbb.com or such other source as the Administrator deems reliable;

          (4)   If the Common Stock is traded over-the-counter but is not quoted on the OTC Bulletin Board, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported on www.pinksheets.com or such other source as the Administrator deems reliable; or

          (5)   In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (m)  "Offering Periods" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

        (n)   "Plan" shall mean this Employee Stock Purchase Plan.

        (o)   "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

        (p)   "Purchase Period" shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of this Plan.

        (q)   "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

        (r)   "Subsidiary" shall mean a corporation (as defined in Treasury Regulation section 1.421-1(i)), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (s)   "Trading Day" shall mean a day on which the national securities exchange or stock market on which the Common Stock is principally traded, or, if the Common Stock is not listed or quoted on any securities exchange or stock market, the New York Stock Exchange, is open for trading.

        3.    Eligibility.

        (a)   Any Employee who has been employed for one month or more on a given Enrollment Date shall be eligible to participate in the Plan.

        (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company, its parent and Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

        4.    Offering Periods.    The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board or a committee thereof shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Periods thereunder with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        5.    Participation.

        (a)   An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions substantially in the form of Exhibit A to this Plan and filing it with the Company's stock administrator not later than ten (10) business days prior to the applicable Enrollment Date.

        (b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

        6.    Payroll Deductions.

        (a)   At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of the participant's Compensation, with such amount designated in integral multiples of one percent (1%); provided, however, that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during such Offering Period.

        (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

        (c)   A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions as provided in this Section 6(c). A participant may increase the rate of his or her payroll deductions only as of the beginning of a Purchase Period. Such increase shall take effect with the first payroll following the beginning of the new Purchase Period provided the participant has completed and delivered to the Company's stock administrator a new subscription agreement authorizing the increase in the payroll deduction rate at least ten (10) business days prior to the beginning of the new Purchase Period. A participant may decrease the rate of his or her payroll deductions each month. Any decrease shall become effective as of the first payroll of the next calendar month following the date that the participant completes and delivers to the Company's stock administrator a new subscription agreement authorizing the decrease in the payroll deduction rate. However, if the subscription agreement is not received at least five (5) business days prior to such payroll, the decrease shall become effective as of the first payroll of the second succeeding calendar month. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. Subject to the foregoing, a participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

        (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Such a decrease shall not be treated as a withdrawal from the Plan subject to Section 10, unless the participant elects to withdraw pursuant to Section 10. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless the participant elects to withdraw from the Plan as provided in Section 10 hereof.

        (e)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary, as applicable, may, but shall not be obligated to, withhold from the participant's compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than eight thousand (8,000) shares of Common Stock (subject to any adjustment pursuant to Section 18) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

        9.    Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, a share certificate or certificates representing the number of shares of Common Stock so purchased shall be delivered to a brokerage account designated by the Company and kept in such account pursuant to a subscription agreement between each participant and the Company and subject to the conditions described therein which may include a requirement that shares be held and not sold for certain time periods, or the Company shall establish some other means for such participants to receive ownership of the shares.

        10.    Discontinuation; Withdrawal.

        (a)   A participant may discontinue his or her participation in the Plan only by withdrawing from the Plan as provided in this Section 10. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to the Company substantially in the form of Exhibit B to this Plan. Such notice must be received by the Company no later than 2:00 p.m. Pacific Standard Time on the second Trading Day preceding the Exercise Date. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement in accordance with Section 5(a).

        (b)   A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws from the Plan, subject to compliance with Section 5(a).

        11.    Termination of Employment.

        Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

        12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.    Stock.

        (a)   The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be five million three hundred fifty thousand (5,350,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

        (b)   The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

        (c)   Shares purchased by a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

        14.    Administration.    The Plan shall be administered by the Administrator. The Administrator shall have full and exclusive discretionary authority to adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

        15.    Designation of Beneficiary.

        (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

        (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

        (c)    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, limited liability company or other entity, the Plan shall terminate upon the date of the consummation of such transaction and any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date, unless the plan of merger, consolidation or reorganization provides otherwise. The New Exercise Date shall be determined by the Board in its sole discretion; provided, that the New Exercise Date shall be before the date of the Company's proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. The Plan shall in no event be construed to restrict the Company's right to undertake any liquidation, dissolution, merger, consolidation or other reorganization.

        19.    Amendment or Termination.

        (a)   The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

        (b)   Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to change the Offering Periods or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

        20.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or stock market upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22.    No Rights As An Employee.    Nothing in the Plan or in any right granted under the Plan shall confer upon a participant any right to continue in the employ of the Company or any Designated Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Designated Subsidiary or of a participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

        23.    Term of Plan.    The Plan, as amended and restated, shall become effective upon the Effective Date. It shall continue until terminated under Section 19 hereof.

        24.    Automatic Transfer to Low Price Offering Period.    To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

The Board of Directors recommends a vote FOR the election of directors and FOR items 2, 3, 4 and 5.

						Please mark your votes as indicated in this example		☒

	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS Nominees:	☐	☐	☐	2.	To amend the Company’s 1991 Stock Plan to increase the number of shares available for issuance thereunder by 1,125,000 shares, from 29,350,000 shares to 30,475,000 shares:	☐	☐	☐
01 Richard U. De Schutter, 03 Julian C. Baker, 05 Paul A. Friedman, 07 Roy A. Whitfield	02 Barry M. Ariko, 04 Paul A. Brooke, 06 John F. Niblack, and			3.	To amend the Company’s 1993 Directors’ Stock Option Plan to increase the number of shares available for issuance thereunder by 75,000 shares from 1,500,000 shares to 1,575,000 shares:	☐	☐	☐
				4.	To amend the Company’s 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 750,000 shares from 4,600,000 shares to 5,350,000 shares:	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)				5.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009:	☐	☐	☐

*Exceptions				6.	In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

					PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
					PROMPTLY, USING THE ENCLOSED ENVELOPE.

					Mark Here for Address ☐
					Change or Comments
					SEE REVERSE

Signature	Signature	Date

Please sign exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET
http://www.proxyvoting.com/incy
INCYTE CORPORATION	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://bnymellon.mobular.net/bnymellon/incy

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INCYTE CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting – May 19, 2009

PAUL A. FRIEDMAN, DAVID C. HASTINGS and PATRICIA A. SCHRECK, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware on Tuesday, May 19, 2009 at 10:00 a.m., Eastern Daylight Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR the election of directors, and FOR items 2, 3, 4 and 5, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting.

(continued and to be signed on reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

QuickLinks

Incyte Corporation Experimental Station Route 141 & Henry Clay Road, Building E336 Wilmington, DE 19880 (302) 498-6700
INCYTE CORPORATION
Notice of Annual Meeting of Stockholders to be held Tuesday, May 19, 2009
INCYTE CORPORATION Experimental Station Route 141 & Henry Clay Road, Building E336 Wilmington, DE 19880
PROXY STATEMENT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2009.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
2008 Director Compensation Table
EXECUTIVE COMPENSATION
Equity Compensation Plan Information
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 PROPOSAL TO AMEND THE 1991 STOCK PLAN
PROPOSAL 3 PROPOSAL TO AMEND THE 1993 DIRECTORS' STOCK OPTION PLAN
PROPOSAL 4 PROPOSAL TO AMEND THE 1997 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 5 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
ANNUAL REPORT
  Appendix A
1991 STOCK PLAN OF INCYTE CORPORATION (As amended on March 10, 2009)
  Appendix B
1993 DIRECTORS' STOCK OPTION PLAN OF INCYTE CORPORATION (As amended on March 10, 2009)
  Appendix C
1997 EMPLOYEE STOCK PURCHASE PLAN OF INCYTE CORPORATION (As amended on March 10, 2009)